                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               SEQUENT COMPUTER SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (3) Filing Party:
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
                                     [LOGO]

                                PROXY STATEMENT

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    The board of directors of Sequent Computer Systems, Inc. has approved a cash merger with a wholly owned subsidiary of International Business Machines Corporation. If the merger is completed, Sequent shareholders will receive $18 in cash for each share of Sequent common stock they own. After the merger, Sequent will be a wholly owned subsidiary of IBM.

    We cannot complete the merger unless the holders of a majority of the outstanding shares of Sequent common stock vote to approve it at the special meeting of the shareholders that has been called to consider the merger. Only shareholders who hold shares of Sequent common stock on August 18, 1999 will be entitled to vote at the special meeting. YOUR VOTE IS VERY IMPORTANT.

    This proxy statement gives you detailed information about the special meeting of the shareholders and the merger, and includes a copy of the merger agreement.

    After careful consideration, Sequent's board of directors has unanimously adopted the merger agreement and approved the merger, and unanimously recommends you vote in favor of the merger.

     [LOGO]                          [LOGO]
Karl C. Powell, Jr.                  John McAdam
Chairman and Chief Executive         President and Chief Operating
Officer                              Officer

      THIS PROXY STATEMENT IS DATED AUGUST 20, 1999, AND WAS FIRST MAILED
                  TO SHAREHOLDERS ON OR ABOUT AUGUST 24, 1999.

                  NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 24, 1999

To the Shareholders of Sequent:

    A special meeting of shareholders of Sequent will be held on September 24, 1999, at 9:00 a.m., local time, at the Company's facilities at 15450 S.W. Koll Parkway, Beaverton, Oregon for the following purpose:

       To consider and vote on a proposal to approve the merger agreement, including the plan of merger, among IBM, Pathfinder Acquisition Corp., a wholly owned subsidiary of IBM, and Sequent. Under the terms of the merger agreement, each share of common stock of Sequent outstanding immediately before the merger will be converted into the right to receive $18 in cash, and Sequent will become a wholly owned subsidiary of IBM.

    A proxy card and a proxy statement containing more detailed information about the special meeting of the shareholders and the merger, including a copy of the merger agreement, accompany this notice.

                                By Order of the Board of Directors,

                                        [LOGO]
                                Karl C. Powell, Jr.
                                Chairman of the Board
                                and Chief Executive Officer

Beaverton, Oregon
August 20, 1999

                            YOUR VOTE IS IMPORTANT.
                TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN, DATE
                  AND MAIL THE ENCLOSED PROXY CARD PROMPTLY IN
                         THE ENCLOSED RETURN ENVELOPE.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................           1

SUMMARY....................................................................................................           2
  The companies............................................................................................           2
  The merger...............................................................................................           2
  The special meeting......................................................................................           4

MARKET PRICES AND DIVIDENDS................................................................................           7

THE SPECIAL MEETING........................................................................................           8
  Recommendation of the board..............................................................................           8
  Votes required for approval of the merger agreement......................................................           8
  Voting of proxies........................................................................................           8
  How to revoke a proxy....................................................................................           9
  Solicitation of proxies..................................................................................           9

THE COMPANIES..............................................................................................          10
  Sequent..................................................................................................          10
  IBM......................................................................................................          10
  IBM merger subsidiary....................................................................................          10

THE MERGER.................................................................................................          11
  Background of the merger.................................................................................          11
  Reasons for the merger...................................................................................          13
  Opinion of financial advisor.............................................................................          14
  Interests of members of the Sequent board of directors and management in the merger......................          20
  Accounting treatment.....................................................................................          21
  U.S. federal income tax consequences.....................................................................          22
  Regulatory matters.......................................................................................          23
  Dissenters' rights.......................................................................................          23

THE MERGER AGREEMENT.......................................................................................          23
  The merger...............................................................................................          24
  Effective time of the merger.............................................................................          24
  Treatment of stock options...............................................................................          24
  Payment for shares.......................................................................................          25
  Representations and warranties...........................................................................          26
  Covenants................................................................................................          27
  No solicitation of transactions..........................................................................          28
  Reasonable best efforts..................................................................................          29
  Benefit plans............................................................................................          30
  Conditions to the parties' obligations to complete the merger............................................          30
  Additional conditions to obligation of IBM...............................................................          30
  Termination..............................................................................................          31
  Termination fees.........................................................................................          32
  Amendment and waiver.....................................................................................          32

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT.....................................................          33

INDEPENDENT ACCOUNTANTS....................................................................................          34

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING..............................................................          34

                                                                                                                PAGE
                                                                                                                -----
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION.................................................          34

WHERE YOU CAN FIND MORE INFORMATION........................................................................          35

APPENDIX A--Agreement and Plan of Merger...................................................................         A-1

APPENDIX B--Opinion of Morgan Stanley & Co. Incorporated...................................................         B-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT WILL SEQUENT SHAREHOLDERS RECEIVE FOR THEIR SEQUENT SHARES IN THE
    MERGER?

A: If we complete the merger, Sequent shareholders will receive the merger consideration of $18 in cash, without interest, in exchange for each of their shares of Sequent common stock.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering this proxy statement, please complete, sign and date your proxy card. Then mail the proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting and voted as you wish on whether to approve the merger. If you sign and mail your proxy card but do not indicate how you want your shares to be voted, your shares will be voted in favor of approving the merger. If you do not vote or if you abstain, it will have the effect of a vote against approving the merger.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES
    FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote against the merger.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must deliver your notice of revocation or your new proxy card to the Secretary of Sequent at the address on page 9 before the vote at the special meeting. Third, you can attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES AT THIS TIME?

A: No. After the merger is completed, IBM will send you written instructions explaining how to exchange your shares for the merger consideration.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working toward completing the merger as quickly as possible. In addition to obtaining shareholder approval, we must satisfy all other closing conditions, including the expiration or termination of applicable regulatory waiting periods. We expect to complete the merger about the end of September 1999.

Q: WHERE CAN I FIND MORE INFORMATION ABOUT SEQUENT?

A: You may obtain additional information about Sequent as described under "Where
    You Can Find More Information" on page 35.

Q: WHOM DO I CONTACT IF I HAVE QUESTIONS ABOUT THE SPECIAL MEETING OR THE
    MERGER?

A: If you have questions about the special meeting or the merger or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact our proxy solicitor:

                             D. F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005
                                 (800) 848-3374

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER AND RELATED MATTERS FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 35. EACH ITEM IN THIS SUMMARY INCLUDES A PAGE REFERENCE DIRECTING YOU TO A MORE COMPLETE DESCRIPTION OF THAT ITEM.

THE COMPANIES (SEE PAGE 10)

    SEQUENT COMPUTER SYSTEMS, INC.

    Sequent is a leader in providing Intel-based data center solutions and pioneered symmetric multiprocessor and non-uniform memory access systems for commercial environments. Sequent's principal executive offices are located at 15450 SW Koll Parkway, Beaverton, Oregon 97006 and its telephone number is (503) 626-5700.

    INTERNATIONAL BUSINESS MACHINES CORPORATION

    IBM develops and manufactures advanced information technologies, including computer systems, software, networking systems storage drives and microelectronics. IBM translates these advanced technologies into value for its customers through its professional solutions and services worldwide. IBM's principal executive offices are located at New Orchard Road, Armonk, New York 10504 and its telephone number is (914) 499-1900.

    PATHFINDER ACQUISITION CORP.

    Pathfinder Acquisition Corp. is a wholly owned subsidiary of IBM. Pathfinder was organized solely for the purpose of entering into the merger agreement with Sequent and completing the merger and has not conducted any business operations.

THE MERGER

    WHAT YOU WILL RECEIVE (SEE PAGE 24)

    In the merger you will receive, for each share of Sequent common stock you own, the merger consideration of $18 in cash, without interest.

    After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as Sequent shareholders. Sequent shareholders will receive the merger consideration after turning in their Sequent stock certificates in accordance with the instructions contained in the letter of transmittal to be sent by IBM to Sequent shareholders shortly after completion of the merger.

    MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 22)

    The receipt of cash by Sequent shareholders in the merger will be a taxable transaction for federal income tax purposes. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

    DISSENTERS' RIGHTS

    Under Oregon law dissenters' rights are not available in a merger to holders of any shares of stock which, like the Sequent common stock, are listed for quotation on the Nasdaq National Market. Accordingly, Sequent shareholders have no dissenters' rights in connection with the merger.

    INTERESTS OF MEMBERS OF SEQUENT'S BOARD OF DIRECTORS AND MANAGEMENT IN THE
      MERGER (SEE PAGE 20)

    When you consider the recommendation of the Sequent board of directors that Sequent shareholders vote in favor of the merger, you should be aware that Sequent's directors and officers may have interests in the merger that are different from, or in addition to, yours. For example,

    - the vesting period of options to purchase Sequent common stock held by its directors and officers and restricted stock awards will accelerate upon the approval of the merger by the Sequent shareholders,

    - those options will be converted in the merger into options to purchase shares of IBM common stock on their then existing terms, except that the option price and the number of shares subject to the option will be adjusted based on the merger consideration as described under "The Merger Agreement--Treatment of stock options,"

    - those options may also be converted into the right to receive a cash payment as described under "The Merger Agreement--Treatment of stock options," and

    - some directors and officers of Sequent will become eligible to receive severance payments under change of control agreements if their employment is terminated under specific circumstances within a specified time after the completion of the merger.

    REGULATORY REQUIREMENTS WITH RESPECT TO THE MERGER (SEE PAGE 23)

    Under the Hart-Scott-Rodino Act, the merger cannot be completed until IBM and Sequent have given specified information and materials to the Department of Justice and the Federal Trade Commission and a required waiting period has expired or terminated. The companies submitted the required pre-merger notification and report forms and received notification of early termination of the waiting period on August 20, 1999.

    CONDITIONS TO THE MERGER (SEE PAGE 30)

    Completion of the merger depends upon meeting a number of conditions, including:

    - approval of the merger by the holders of a majority of the outstanding shares of Sequent common stock,

    - expiration or termination of any other applicable competition, merger control, antitrust or similar law,

    - no law or ruling may exist that prevents the completion of the merger,

    - no (1) law or ruling may exist that would, and (2) no proceeding may exist that seeks to:

      -- restrain the completion of the merger,

      -- limit in any material respect the ownership or operation by Sequent or IBM of a material portion of its businesses or assets or

      -- prohibit IBM from controlling in any material respect a substantial portion of Sequent's business,

    - receipt of all approvals and authorizations from governmental entities that are legally required, all other consents, approvals and authorizations from governmental entities or third parties other than those that would not have a materially adverse effect on Sequent and certain specified consents, approvals and waivers,

    - no outstanding warrants to purchase Sequent common stock may exist, and

    - accuracy of the representations and warranties and performance of the obligations of IBM and Sequent in all material respects.

    TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 31)

    1. Sequent and IBM may agree to terminate the merger agreement without completing the merger, even after the shareholders of Sequent have approved the merger.

    2. IBM or Sequent may terminate the merger agreement if:

    - the merger is not completed by April 30, 2000,

    - any law or ruling prohibiting the completion of the merger has become final and cannot be appealed,

    - the holders of a majority of the outstanding shares of Sequent common stock do not approve the merger at the special meeting of the shareholders, or

    - the other party materially breaches its representations, warranties, covenants or agreements under the merger agreement and does not timely cure the breach.

    3. IBM may terminate the merger agreement if:

    - the Sequent board of directors fails to reconfirm its recommendation that the Sequent shareholders vote to approve the merger within the required time period after a request by IBM to do so following Sequent's receipt of a proposal from a third party regarding a merger involving Sequent or the acquisition of 20% or more of Sequent's common stock or a business that constitutes 20% or more of the total revenue, operating income or assets of Sequent, or

    - a law or ruling that has the effect set forth under the fourth condition described above under "--Conditions to the merger" becomes final and cannot be appealed.

    4. Before the special meeting of the shareholders, Sequent may terminate the merger agreement upon five business days' notice to IBM of its intention to do so if:

    - Sequent receives an unsolicited proposal from a third party to acquire more than 50% of Sequent's common stock or substantially all Sequent's assets for consideration that is determined by the Sequent board of directors to have a higher value than the merger consideration and which is determined by the Sequent board of directors to be more favorable to the Sequent shareholders than the merger, in each case taking into account any changes to the merger agreement made by IBM in response to a proposal,

    - at the time of termination, Sequent enters into a definitive agreement relating to such a proposal,

    - the Sequent board of directors determines in good faith that those actions are necessary to satisfy its fiduciary duties to the Sequent shareholders, and
    - Sequent has previously paid the $25 million termination fee.

    FEE PAYABLE UNDER SPECIFIED CIRCUMSTANCES IF THE MERGER IS NOT COMPLETED
      (SEE
      PAGES 32)

    The merger agreement requires Sequent to pay IBM a termination fee of $25 million if:

    - (a) Sequent or its shareholders receives a proposal described in paragraph 3 above under "--Termination of the merger agreement," (b) IBM or Sequent then terminates the merger agreement for the first or third reason described in paragraph 2 above under "--Termination of the merger agreement" and (c) within 12 months of the termination Sequent enters into an agreement relating to or completes an alternative transaction,

    - IBM terminates the merger agreement for the first reason described in paragraph 3 above under "--Termination of the merger agreement," or

    - Sequent terminates the merger agreement for the reason described in paragraph 4 above under "--Termination of the merger agreement."

    REASONS FOR THE MERGER (SEE PAGE 13)

    The Sequent board of directors believes, as a result of various factors relating to, among other things, Sequent and to the computer server industry generally, the value of Sequent's common stock will be maximized by converting those shares into the right to receive the merger consideration.

THE SPECIAL MEETING

    RECORD DATE AND SHAREHOLDER VOTE REQUIRED TO APPROVE THE MERGER (SEE PAGE 8)

    You are entitled to vote at the special meeting if you owned Sequent common stock at the close of business on August 18, 1999, which is the record date set by the Sequent board of directors for purposes of determining which shareholders are entitled to vote at the special meeting. The affirmative vote of the holders of a majority of the shares of Sequent common stock outstanding as of the close of business on the record date is required to approve the merger.

    IF YOU DO NOT VOTE YOUR SHARES, IT WILL HAVE THE EFFECT OF A VOTE AGAINST THE MERGER.

    On the record date, there were 42,227,149 shares of Sequent common stock entitled to vote at the special meeting. You will have one vote for each share of Sequent common stock that you owned on the record date.

    RECOMMENDATIONS TO SHAREHOLDERS (SEE
      PAGE 8)

    All the members of the Sequent board of directors recommend that you vote "FOR" the proposal to approve the merger.

FAIRNESS OPINION (SEE PAGE 14)

    In deciding to approve the merger, the Sequent board of directors considered the opinion of Morgan Stanley & Co. Incorporated, its financial advisor, that as of July 11, 1999 and subject to and based on the considerations in its opinion, the merger consideration to be paid in the merger is fair to the Sequent shareholders from a financial point of view. This opinion is attached as Appendix B to this proxy statement. We encourage you to read this opinion carefully.

    SEQUENT SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    The table below shows selected historical financial information about Sequent. This summary of financial information for Sequent for the fiscal years 1994 to 1998 was taken from and should be read along with the audited financial statements contained in Sequent's most recent annual report on Form 10-K. Information for the six months ended July 4, 1998 and July 3, 1999 was taken from financial statements that have not been audited but which, we believe, fairly present Sequent's financial position and results of operations and cash flows for the periods, and should be read along with Sequent's most recently filed quarterly report on Form 10-Q. See "Where You Can Find More Information" on page 35.

                                   SIX MONTHS ENDED                      FISCAL YEAR ENDED
                                 --------------------  -----------------------------------------------------
                                  JULY 3,    JULY 4,    JAN. 2,    JAN. 3,   DEC. 28,   DEC. 30,   DEC. 31,
                                   1999       1998       1999       1998       1996       1995       1994
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
  Total revenue................  $ 337,496  $ 368,745  $ 784,156  $ 833,886  $ 595,362  $ 540,345  $ 450,823
  Income (loss) before income
    taxes......................  $ (24,339) $ (79,253) $ (76,071) $  50,512  $  10,676  $  47,327  $  38,800
  Net income (loss)............  $ (15,308) $ (54,730) $ (52,519) $  38,687  $   7,771  $  35,073  $  33,134
  Net income (loss) per share--
    basic......................  $   (0.36) $   (1.26) $   (1.21) $    1.02  $    0.23  $    1.09  $    1.08
  Net income (loss) per share--
    diluted....................  $   (0.36) $   (1.26) $   (1.21) $    0.95  $    0.23  $    1.04  $    1.03

BALANCE SHEET DATA
  Working capital..............  $ 271,752  $ 349,030  $ 324,674  $ 404,066  $ 191,810  $ 214,749  $ 168,468
  Total assets.................  $ 707,724  $ 787,506  $ 796,115  $ 886,677  $ 603,627  $ 503,923  $ 435,977
  Long-term obligations........  $   6,531  $   8,821  $   7,480  $   9,910  $  16,503  $   9,106  $  10,341
  Shareholders' equity.........  $ 513,591  $ 557,005  $ 552,854  $ 600,784  $ 374,809  $ 353,188  $ 291,195

                          MARKET PRICES AND DIVIDENDS

    Sequent's common stock is listed on the Nasdaq National Market under the symbol "SQNT." The following table shows, for the calendar quarters indicated, the high and low sale prices of Sequent common stock, as reported on the Nasdaq National Market, based on published financial sources. We have not paid any cash dividends on our common stock for the periods shown.

                                                                               HIGH        LOW
                                                                             ---------  ---------
Calendar Year 1997
  First Quarter............................................................  $   20.00  $   14.50
  Second Quarter...........................................................  $   21.63  $   14.75
  Third Quarter............................................................  $   30.63  $   20.88
  Fourth Quarter...........................................................  $   26.88  $   19.50
Calendar Year 1998
  First Quarter............................................................  $   22.00  $   16.00
  Second Quarter...........................................................  $   19.81  $   11.88
  Third Quarter............................................................  $   12.19  $    6.44
  Fourth Quarter...........................................................  $   12.88  $    5.75
Calendar Year 1999
  First Quarter............................................................  $   15.00  $    8.31
  Second Quarter...........................................................  $   17.75  $    7.84
  Third Quarter (through August 19, 1999)..................................  $   17.44  $   15.00

    The following table shows the high and low sale prices of Sequent common stock, as reported on the Nasdaq National Market, based on published financial sources, for the dates indicated.

                                                                               HIGH        LOW
                                                                             ---------  ---------
June 16, 1999, the day before rumors of the merger discussions between
  Sequent and IBM became publicly known....................................  $   12.25  $   11.69
June 28, 1999, the day before the publication of an article in The Wall
  Street Journal reporting rumors of the merger discussions between Sequent
  and IBM..................................................................  $   14.06  $   13.25
July 9, 1999, the last trading day before the announcement of the merger...  $   17.50  $   16.50
August 19, 1999, the last trading day before the date of this proxy
  statement................................................................  $   16.75  $   15.50

                              THE SPECIAL MEETING

    This proxy statement is being furnished to shareholders of Sequent as part of the solicitation of proxies by the Sequent board of directors for use at a special meeting of shareholders to be held on September 24, 1999 at 9:00 a.m. local time, at the Company's facilities at 15450 S.W. Koll Parkway, Beaverton, Oregon. This proxy statement and the enclosed proxy card are first being mailed to the shareholders of Sequent on or about August 24, 1999.

    The purpose of the special meeting is to consider and vote on a proposal to approve the merger agreement, including the plan of merger.

    A proxy card for use at the special meeting accompanies each copy of this proxy statement mailed to holders of Sequent common stock.

    As of August 18, 1999, directors and executive officers of Sequent and their affiliates beneficially owned approximately 352,178 shares of Sequent common stock, or less than 1% of the shares of Sequent common stock outstanding on that date.

RECOMMENDATION OF THE BOARD

    The Sequent board of directors has unanimously adopted the merger agreement and approved the merger. The Sequent board of directors believes the transactions contemplated by the merger agreement are advisable and in the best interests of the shareholders of Sequent. Accordingly, the Sequent board unanimously recommends that the shareholders of Sequent vote "FOR" approval of the merger agreement. In making its determination to approve the merger, the Sequent board considered, among other things, the opinion of Morgan Stanley that as of the date of the merger agreement and subject to and based on the considerations in its opinion, the merger consideration was fair from a financial point of view to Sequent shareholders. See "The Merger--Reasons for the merger."

VOTES REQUIRED FOR APPROVAL OF THE MERGER AGREEMENT

    The affirmative vote of the holders of a majority of the shares of Sequent common stock outstanding on the record date is required to approve the merger. Each holder of Sequent common stock on the record date is entitled to one vote per share held by him or her on the proposal to approve the merger agreement.

    Only holders of record of Sequent common stock at the close of business on the record date will be entitled to receive notice of and vote at the special meeting. As of the record date, there were 42,227,149 shares of Sequent common stock outstanding. Holders of a majority of the outstanding shares of Sequent common stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting.

    A list of Sequent shareholders entitled to vote at the Sequent special meeting will be available during normal business hours at the corporate offices of Sequent, 15450 SW Koll Parkway, Beaverton, Oregon 97006.

VOTING OF PROXIES

    To submit a proxy, holders of shares of Sequent common stock should complete, sign, date and mail the enclosed proxy card in accordance with the instructions set forth on the card.

    All shares of Sequent common stock represented at the special meeting by properly executed proxy cards received prior to or at the special meeting, unless those proxy cards previously have been revoked, will be voted at the special meeting in the manner specified on the proxy card. Signed proxy cards that do not contain voting instructions will be voted "FOR" the merger.

    If a signed proxy card is returned and the shareholder has explicitly abstained from voting on the merger, the shares represented by the proxy will be considered present at the special meeting for purposes of determining whether a quorum exists, but will not count as votes cast in favor of the merger and, therefore, will have the same effect as a vote against the merger. Likewise, broker non-votes will be counted for purposes of determining whether a quorum exists at the special meeting but will not count as votes cast in favor of the merger, and therefore, will have the same effect as a vote against the merger.

    If the special meeting is adjourned for any reason, the approval of the merger may be considered and voted upon by shareholders at the subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original meeting, except for any proxies that have been properly withdrawn or revoked.

HOW TO REVOKE A PROXY

    A proxy may be revoked by

    - delivering to the Secretary of Sequent, before the vote at the special meeting, a written notice of revocation dated after the date of the proxy card,

    - signing a later proxy relating to the same shares and delivering it to the Secretary of Sequent before the vote at the special meeting, or

    - attending the special meeting and voting in person (although merely attending the special meeting will not revoke your proxy).

    All written notices of revocation and other communications about revocation of proxies should be addressed to Sequent, 15450 SW Koll Parkway, Beaverton, Oregon 97006, Attention: Mr. David Cunningham, Corporate Counsel and Secretary, or hand delivered to the Secretary before the vote at the special meeting.

SOLICITATION OF PROXIES

    Sequent will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from holders of Sequent common stock by telephone, in person or through other means. We will not compensate these people for this solicitation, but we will reimburse them for reasonable out-of-pocket expenses they incur in connection with this solicitation. We will also arrange for brokerage firms, fiduciaries and other custodians to send solicitation materials to the beneficial owners of shares held of record by those persons. We will reimburse these brokerage firms, fiduciaries and other custodians for reasonable out-of-pocket expenses they incur in that connection. D.F. King & Co., Inc., our proxy solicitor, will assist in the solicitation of proxies for a fee of $7,500, plus reimbursement of reasonable out-of-pocket expenses. We will indemnify our proxy solicitor against specific liabilities and expenses, including liabilities and expenses under the federal securities laws.

                                 THE COMPANIES

SEQUENT

    Sequent, an Oregon corporation, was originally incorporated in Delaware in 1983. Sequent is a leader in Intel-based data center solutions and pioneered symmetric multiprocessor and non-uniform memory access systems for commercial environments. Sequent's principal executive offices are located at 15450 SW Koll Parkway, Beaverton, Oregon 97006 and its telephone number is (503) 626-5700.

IBM

    IBM, a New York corporation, develops and manufactures advanced information technologies, including computer systems, software, networking systems, storage drives and microelectronics. IBM translates these advanced technologies into value for its customers through its professional solutions and services worldwide. IBM's principal executive offices are located at New Orchard Road, Armonk, New York 10504 and its telephone number is (914) 499-1900.

IBM MERGER SUBSIDIARY

    Pathfinder Acquisition Corp. is an Oregon corporation and a wholly owned subsidiary of IBM. Pathfinder was organized solely for the purpose of entering into the merger agreement with Sequent and completing the merger and has not conducted any business operations.

                                   THE MERGER

BACKGROUND OF THE MERGER

    In their efforts to enhance and grow their respective businesses, IBM and Sequent have held commercial and technical discussions from time to time in recent years concerning possible business relationships with each other. These discussions have resulted in various business, technical and joint development agreements between Sequent and IBM. For example:

    - IBM has been a supplier to Sequent of technology and storage equipment for approximately three years, and

    - in October 1998, Sequent joined IBM as a strategic development partner in "Project Monterey", an undertaking to develop a widely-accepted UNIX operating system.

    In 1997 Sequent began to explore strategic alternatives, including corporate partnering and acquisition possibilities. Sequent retained Morgan Stanley during 1997 to assist it in this broad-ranging exploration. From 1997 through 1999, Sequent and Morgan Stanley engaged in discussions with a number of companies regarding potential strategic business relationships and business combinations. No acceptable proposals for possible relationships or combinations emerged from the discussions with these companies. On April 5, 1999, Sequent terminated Morgan Stanley's engagement as its financial advisor, and Morgan Stanley discontinued its efforts in this regard on Sequent's behalf.

    On June 2, 1999 Bob Stephenson, Senior Vice President and Group Executive of IBM's Server Group, contacted Karl C. Powell, Jr., Chairman of the Board and Chief Executive Officer of Sequent, to set up a meeting between Mr. Powell and Mr. Stephenson. The purpose of this meeting was to discuss the possibility of a business combination or furthering the strategic working relationships between IBM and Sequent.

    On June 11 Mr. Powell and Robert S. Gregg, Senior Vice President, Finance and Legal and Chief Financial Officer of Sequent, met with Mr. Stephenson and Lee Dayton, Vice President, Corporate Development and Real Estate of IBM, and discussed the possibility of a business combination between IBM and Sequent. Because the two companies were already engaged in Project Monterey and other collaborations, both parties were somewhat familiar with the other's technical expertise and operations. At this meeting, the IBM and Sequent executives determined to proceed with an investigation of the business merits of a possible business combination, as well as a parallel effort to determine if an agreement could be reached on the price to be paid Sequent shareholders in such a transaction.

    On June 12 Sequent contacted representatives of Wilson, Sonsini, Goodrich & Rosati (WSGR), which was retained as special outside counsel to Sequent, and representatives of Morgan Stanley, which was retained as financial advisor to Sequent, in connection with a possible transaction with IBM. These parties agreed Morgan Stanley would contact Mr. Dayton of IBM to begin discussions. Simultaneously, these parties agreed Morgan Stanley would prepare a presentation for the Sequent board of directors on the value of Sequent's business.

    On June 15 the Sequent board of directors met and discussed the possibility of a business combination with IBM. Representatives of WSGR discussed with the board the process of negotiating and completing a business combination and gave a presentation on the directors' fiduciary responsibilities. In addition, Morgan Stanley presented preliminary valuation information to the board. After discussion, the Sequent board authorized management and Sequent's advisors to continue discussions with IBM.

    On June 16 a group of executives from Sequent, including Mr. Gregg, and representatives from Morgan Stanley, met with Mr. Dayton and other IBM representatives at IBM's executive offices in Armonk, New York. The discussions at this meeting included a presentation by Sequent regarding the range of the possible values of Sequent's business based on synergies with IBM. Following this meeting, a similar presentation was given by Mr. Powell in Rochester, Minnesota to Mr. Stephenson.

    On June 17 the Sequent board met again to discuss a possible business combination with IBM. After discussion of the board's fiduciary duties with representatives of WSGR and a presentation by Morgan Stanley regarding the terms of a potential transaction with IBM, the Board authorized management and Sequent's advisors to continue discussions with IBM.

    On June 18 the Sequent board met to discuss the proposed transaction and the price negotiations. At the meeting, the Sequent board discussed their desired terms and instructed WSGR to prepare a draft term sheet that would outline the major points of a definitive merger agreement that would be acceptable to Sequent. The draft term sheet was sent to Sequent and IBM later that day. IBM sent the draft term sheet to Cravath, Swaine & Moore, its outside counsel, on June 21.

    On June 21 Mr. Dayton and representatives of Morgan Stanley held a discussion regarding the terms of a possible transaction, including price.

    The Sequent board met again on June 23 to discuss the status of and to review the term sheet drafted by WSGR. Later on June 23 representatives of Morgan Stanley again spoke with Mr. Dayton concerning the terms of the proposed transaction, including price.

    On June 24 the Sequent board met and discussed the proposed transaction. The board discussed the viability of remaining an independent entity in a consolidating industry, the difficulties faced by Sequent in attracting software vendors to port their products to Sequent's server in light of Sequent's small size relative to many of its competitors and the uncertainty facing Sequent as it made key transitions in its business. The board also discussed the possibility of other business combinations, including those with other potential parties with whom discussions had been held over the previous two years and the other factors described under "Reasons for the merger". The Sequent board contacted some of these other parties after its meeting. The Sequent board further discussed the possible results of operations of the fiscal quarter due to close on July 3, and the challenges that Sequent might face in the future in achieving its operating result objectives.

    On June 24 representatives of WSGR held a discussion with Mr. Dayton to discuss the terms of the proposed transaction, including price.

    Also on June 24, Cravath sent comments on the term sheet to WSGR. Cravath and WSGR held negotiations regarding the terms and conditions of the proposed merger set forth in the term sheet on June 25.

    On June 25 Mr. Gregg discussed the proposed transaction with Mr. Dayton, including a discussion of the commencement of due diligence investigations in connection with the proposed transaction.

    From June 26 until July 6, representatives of IBM and Cravath held discussions and met with members of Sequent's management and representatives of Morgan Stanley in Portland, Oregon at the offices of Stoel Rives LLP, outside counsel to Sequent, to conduct legal, financial and technical due diligence investigations.

    On June 27 Mr. Powell and John McAdam, Sequent's President and Chief Operating Officer, met with Messrs. Dayton and Stephenson in San Francisco to discuss structural aspects of the proposed transaction and possible ways to ensure the retention of key employees after the transaction.

    On June 29, an article appeared in The Wall Street Journal reporting rumors of merger discussions between Sequent and IBM.

    On June 29 representatives of Cravath sent a draft merger agreement to WSGR. From June 30, 1999 through July 11, 1999, WSGR, Stoel Rives, Cravath and representatives of IBM and Sequent held regular negotiations concerning the terms and conditions of the proposed merger agreement, including negotiation of the conditions to the proposed merger, the circumstances under which the merger agreement could be terminated, restrictions on Sequent's ability to solicit or negotiate an alternative transaction under the merger agreement, the representations and warranties to be made by IBM and Sequent and the restrictions on the conduct of Sequent's business during the pendency of the merger.

    On July 11 the Sequent board met to discuss the proposed transaction. At this meeting, the board received a presentation from WSGR on the proposed merger agreement and received the opinion (and a presentation describing the bases for the opinion) of Morgan Stanley that, as of July 11, 1999 and subject to and based on the considerations in its opinion, the consideration to be received by the holders of shares of Sequent common stock under the proposed merger agreement was fair from a financial point of view to the holders. The Sequent board adopted the plan of merger, approved the proposed merger and instructed management to finalize and execute the merger agreement. Late that night, IBM and Sequent signed the merger agreement. IBM and Sequent issued a press release announcing the merger the following morning.

REASONS FOR THE MERGER

    In arriving at its determination to approve the merger, the Sequent board considered the opportunity the merger would provide to secure a premium for shareholders over recent market prices of Sequent common stock. In comparing this premium with the return on shareholder investment believed to be achievable through future appreciation of Sequent common stock if Sequent remained an independent company, the Sequent board considered various factors affecting Sequent's future financial performance and prospects. These factors included:

    - increasing consolidation in the industry and Sequent's ability to compete with larger companies with substantially greater resources and name recognition than Sequent,

    - Sequent's ability to continue to motivate software developers to port their offerings to Sequent's platform, and

    - Sequent's ability to continue to attract experienced and qualified engineers and other personnel in a highly competitive marketplace.

    In the course of its deliberations, the Sequent board considered, among other things:

    - historical information concerning Sequent's business, prospects, financial performance and condition, operations, technology, management and competitive position,

    - current financial market conditions and historical market prices, volatility and trading information with respect to Sequent's common stock,

    - the merger consideration to be received by the holders of shares of Sequent common stock in the merger and a comparison of comparable merger transactions,

    - the strong reputation and financial condition of IBM,

    - the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants and the conditions to their respective obligations, are reasonable,

    - the fact that the merger agreement permits the Sequent board to furnish information to, or to engage in negotiations with, third parties and to terminate the merger agreement, in each case only in response to an unsolicited superior proposal in accordance with the terms described below under "The Merger Agreement--No solicitation of transactions" and the belief of the Sequent board that the payment by Sequent of a termination fee of $25 million to IBM in the event of such a termination would not unreasonably discourage third parties from making a superior proposal,

    - the business and financial prospects of Sequent as an independent company,

    - the potential for other third parties to enter into strategic relationships with or to acquire Sequent if Sequent did not enter into the merger agreement,

    - the fact that Sequent had contact with several alternative parties to discuss a possible acquisition and that although these parties were each afforded ample time to submit an offer to acquire Sequent, none of these parties made an offer,

    - the possibility that the merger might not be consummated and the effect of public announcement of the merger on (a) Sequent's sales, operating results and stock price and (b) Sequent's ability to attract and retain key management, marketing and technical personnel,

    - the financial effect of the merger, and

    - the opinion of Morgan Stanley that, as of July 11, 1999 and subject to and based on the matters described in its opinion, the merger consideration to be received by the holders of shares of Sequent common stock in the merger was fair from a financial point of view to the Sequent shareholders.

    The Sequent board concluded that the benefits of the merger outweigh any of the potentially negative factors it considered.

    The discussion above sets forth the material information and factors considered by our board in its consideration of the merger agreement. In view of the wide variety of factors considered, the Sequent board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. The determination to approve the merger was made after consideration of all of the factors as a whole. In addition, individual members of our board may have given different weights to different factors.

OPINION OF FINANCIAL ADVISOR

    Under an engagement letter dated July 6, 1999, Sequent retained Morgan Stanley to provide it with financial advisory services and a financial fairness opinion in connection with the merger. The Sequent board of directors selected Morgan Stanley to act as Sequent's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Sequent. At the meeting of the Sequent board of directors on July 11, 1999, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of July 11, 1999 and subject to and based on the considerations in its opinion, the consideration to be received by holders of shares of Sequent common stock pursuant to the merger agreement was fair from a financial point of view to the holders of shares of Sequent common stock.

    THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE AND PROCEDURES FOLLOWED, AND MATTERS AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION. MORGAN STANLEY'S OPINION IS DIRECTED TO THE SEQUENT BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS OF THE MERGER CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF SHARES OF SEQUENT COMMON STOCK PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION. IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF SEQUENT COMMON STOCK AS TO HOW TO VOTE AT THE SEQUENT SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. WE ENCOURAGE YOU TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY.

    In connection with rendering its opinion, Morgan Stanley, among other things:

    - reviewed certain publicly available financial statements and other business and financial information of Sequent,

    - reviewed certain internal financial statements and other financial and operating data concerning Sequent prepared by the management of Sequent,

    - analyzed certain financial projections prepared by the management of Sequent,

    - discussed the past and current operations and financial condition and the prospects of Sequent, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Sequent,

    - reviewed the reported prices and trading activity of Sequent common stock,

    - compared the financial performance of Sequent and the prices and trading activity of Sequent common stock with that of certain other publicly-traded companies comparable to Sequent and their securities,

    - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions,

    - participated in discussions and negotiations among representatives of Sequent and IBM,

    - reviewed drafts of the merger agreement and certain related documents, and

    - performed such other analyses and considered such other factors Morgan Stanley deemed appropriate.

    Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to it by Sequent for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Sequent. In addition, Morgan Stanley assumed that the merger will be completed in accordance with the terms set forth in the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Sequent, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

    The following is a summary of the material financial valuation analyses performed by Morgan Stanley in connection with rendering its opinion to the Sequent board of directors on July 11, 1999. The summary includes information presented in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the applicable text. The tables alone do not constitute a complete description of the financial analyses.

    COMPARATIVE STOCK PRICE PERFORMANCE. Morgan Stanley reviewed the stock price performance of Sequent during the period from July 9, 1998 to July 9, 1999 and compared such performance with the means of the following groups of companies during the same period.

COMPANIES                                                                STOCK PRICE PERFORMANCE
----------------------------------------------------------------------  -------------------------
Sequent...............................................................                49%
Large Capitalization Hardware Companies...............................                97%
Small Capitalization Hardware Companies...............................                 6%

These groups include the following companies:

   LARGE CAPITALIZATION HARDWARE COMPANIES         SMALL CAPITALIZATION HARDWARE COMPANIES
----------------------------------------------  ----------------------------------------------
Compaq Computer Corporation                     Data General Corporation
Dell Computer Corporation                       Silicon Graphics, Inc.
EMC Corporation                                 Storage Technology Corporation
Hewlett-Packard Company
Sun Microsystems, Inc.

    Morgan Stanley observed that the market price of Sequent common stock during the period from July 9, 1998 to July 9, 1999 increased 49% compared with an increase of 97% for the Large Capitalization Hardware Companies and an increase of 6% for the Small Capitalization Hardware Companies during the period from July 9, 1998 to July 9, 1999.

    PEER GROUP COMPARISON. Morgan Stanley compared certain financial information of Sequent with publicly available information for the Large Capitalization Hardware Companies and the Small Capitalization Hardware Companies.

    For this analysis, Morgan Stanley examined median estimates from securities research analysts, where appropriate. The following table presents, as of July 9, 1999, the median for these groups of the following statistics:

    - the ratio of stock price to calendar year 2000 estimated earnings per share (EPS),

    - the ratio of aggregate value, defined as market capitalization plus total debt less cash and cash equivalents, to:

          1. calendar year 1999 revenue, and

          2. calendar year 2000 revenue, and

    - the ratio of the ratio of price to calendar year 2000 estimated EPS to five year projected EPS growth rates

                                                                               AGGREGATE VALUE TO               CY 2000E
                                                                      ------------------------------------     P/E TO 5 YR
                                                          CY 2000E          CY 1999E           CY 2000E       PROJECTED EPS
COMPANY                                                      P/E            REVENUES           REVENUES        GROWTH RATE
-------------------------------------------------------  -----------  ---------------------  -------------  -----------------
Sequent................................................        22.6x              0.8x               0.7x             1.5x
Large Capitalization
  Hardware Companies
  Median...............................................        39.5               4.3                3.2              1.5
Small Capitalization
  Hardware Companies
  Median...............................................        33.1               0.8                0.7              2.5

The analyses reflected in the table above show that as of July 9, 1999:

    - Sequent's common stock price was 22.6 times estimated calendar year 2000 EPS, as compared to the comparable ratios for the Large Capitalization Hardware Companies and the Small Capitalization Hardware Companies of 39.5 and 33.1, respectively.

    - Sequent's aggregate value was 0.8 times estimated calendar year 1999 revenue, as compared to the comparable ratios for the Large Capitalization Hardware Companies and the Small Capitalization Hardware Companies of 4.3 and 0.8, respectively.

    - Sequent's aggregate value was 0.7 times estimated calendar year 2000 revenue, as compared to the comparable ratios for the Large Capitalization Hardware Companies and the Small Capitalization Hardware Companies of 3.2 and 0.7, respectively.

    - Sequent's ratio of common stock price to calendar year 2000 EPS was 1.5 times estimated projected 5 year EPS growth rate, as compared to the comparable ratios for the Large Capitalization Hardware Companies and the Small Capitalization Hardware Companies of 1.5 and 2.5, respectively.

    No company in this peer group comparison analysis is identical to Sequent. In evaluating the peer groups, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Sequent, such as the impact of competition on the businesses of Sequent and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Sequent or the industry or in the financial markets in general. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using peer group data.

    ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. As part of its analysis, Morgan Stanley reviewed the following transactions, referred to in this section as the Selected Precedent Transactions.

                                         SELECTED PRECEDENT TRANSACTIONS
------------------------------------------------------------------------------------------------------------------
                     ACQUISITION OF                                                  BY
--------------------------------------------------------  --------------------------------------------------------
Teradata Corporation                                      AT&T Corp.
Cray Research, Inc.                                       Silicon Graphics, Inc.
AST Research, Inc.                                        Samsung Electronics Co., Ltd.
Advanced Logic, Inc.                                      Gateway 2000, Inc.
Tandem Computers Incorporated                             Compaq Computer Corporation
Amdahl Corporation                                        Fujitsu Limited
Digital Equipment Corporation                             Compaq Computer Corporation

    Morgan Stanley compared the publicly available statistics for the Selected Precedent Transactions listed above to the relevant financial statistics for the merger based on the merger consideration to be received by holders of shares of Sequent's common stock. The following table presents the mean for the merger and the Selected Precedent Transactions and the Sequent/IBM merger of the following statistics:

    - the ratio for the acquired company of aggregate enterprise value, to the last 12 months of revenue,

    - the merger consideration paid in such transaction to estimated next 12 months EPS, and

    - premium to stock price one day and one month before the merger. Due to published rumors of a potential transaction between IBM and Sequent, the price for Sequent used to analyze the one day premium was the price as of June 16, 1999, a date prior to published rumors regarding a potential transaction.

                                             AGGREGATE VALUE TO                                                      1 MONTH PRIOR
                                               LAST 12 MONTHS       MERGER CONSIDERATION TO    1 DAY PRIOR STOCK      STOCK PRICE
TRANSACTIONS                                       REVENUE            NEXT 12 MONTHS EPS         PRICE PREMIUM          PREMIUM
------------------------------------------  ---------------------  -------------------------  -------------------  -----------------
Sequent/IBM Merger........................              0.9x                    28.3x                   47.7%               53.2%
Selected Precedent Transactions...........              1.0                     17.7                    30.1                49.5

    The analysis of the Selected Precedent Transactions showed:

    - a mean multiple for the acquired company of enterprise value to latest twelve months' revenue of 1.0 times,

    - a mean multiple of merger consideration to next twelve months' earnings, based on estimates from securities research analysts, of 17.7 times,

    - a mean premium to the stock price one day before commencement of the transactions of 30.1%, and

    - a mean premium to the stock price one month before commencement of the transactions of 49.5%.

    Based on the merger consideration to be received by the holders of shares of Sequent common stock in the merger, assuming Sequent's closing common stock price as of June 9, 1999 and June 16, 1999, these statistics compared to:

    - a multiple of Sequent's enterprise value to latest twelve months' revenue of 0.9 times,

    - a multiple of Sequent's merger consideration to next twelve months' earnings, as estimated by Sequent's management, of 28.3 times,

    - a premium to Sequent's June 16, 1999 price of 47.7%, and

    - a premium to Sequent's June 9, 1999 price of 53.2%.

    No transaction utilized in the Selected Precedent Transactions analysis as a comparison is identical to Sequent. In evaluating the Selected Precedent Transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Sequent, such as the impact of competition on the business of Sequent and the industries in which it operates generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Sequent or the industries in which it operates or in the financial markets in general. Mathematical analysis (such as determining the mean) is not in itself a meaningful method of using precedent transactions data.

    DISCOUNTED EQUITY VALUE. Morgan Stanley performed an analysis of the present value per share of the implied value of Sequent on a stand-alone basis based on Sequent's future equity value. Morgan Stanley based its analysis on both Sequent management and implied equity research analyst estimates of financial performance through calendar year 2002. Using a discount rate of 15.6%, Morgan Stanley calculated the net present value per share of Sequent based on a range of multiples of estimated calendar year 2001 earnings and estimated calendar year 2002 earnings. The following table presents the implied Sequent value per share based upon this analysis:

                                                                  P/E          IMPLIED VALUE
                                                             MULTIPLE RANGE  PER SEQUENT SHARE
                                                             --------------  -----------------
Management Estimates.......................................   14.0x-21.0x      $13.78-$20.99
Research Analyst Estimates.................................    14.0-21.0       10.66- 16.08

    DISCOUNTED CASH FLOW ANALYSIS. Morgan Stanley performed a discounted cash flow analysis of Sequent to determine a range of present values for Sequent based on the financial projections prepared by the management of Sequent. Morgan Stanley calculated unlevered free cash flow as the after-tax operating earnings of Sequent excluding any interest income and interest expense, plus depreciation and amortization, plus deferred taxes, plus or minus net changes in non-cash working capital, minus capital expenditures. Morgan Stanley calculated terminal values by applying a range of multiples to earnings in fiscal year 2006 from
14.0 to 21.0 times. Morgan Stanley then discounted the unlevered free cash flows and terminal values to present values using a discount rate of 15.0%. Based on this analysis and the assumptions set forth, Morgan Stanley calculated per share equity value estimates of Sequent ranging from approximately $20 to $27, excluding any potential operational benefits to be realized from the merger.

    PRO FORMA MERGER ANALYSIS. Morgan Stanley analyzed the pro forma impact of the merger on IBM's earnings per share for calendar years 1999, 2000, 2001 and 2002. Such analysis was based on earnings projections:

    - by Sequent management for Sequent both excluding potential operational benefits to be realized from the merger ("Management Case") and including potential operational benefits to be realized from the merger provided by Sequent ("Management Case with Synergies"),

    - by securities research analysts for Sequent ("Analyst Case"), and

    - by securities research analysts for IBM in all cases.

    Morgan Stanley analyzed the pro forma impact of the merger on IBM's earnings per share for calendar years 1999, 2000, 2001 and 2002. Morgan Stanley observed that the merger would result in earnings per share dilution of -0.2%, -0.3%, -0.1% and 0.0% for IBM in calendar years 1999, 2000, 2001 and 2002, respectively under the Management Case, earnings per share dilution of -0.2% for IBM in calendar year 1999 and earnings per share accretion of 0.7%, 0.9% and 1.1% for IBM in calendar years 2000, 2001 and 2002, respectively under the Management Case with Synergies and earnings per share dilution of -0.2%, -0.4%, -0.3% and -0.2% for IBM in calendar years 1999, 2000, 2001 and 2002, respectively under the Analyst Case.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Sequent. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Sequent. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

    The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the merger consideration to be received by holders of Sequent common stock pursuant to the merger agreement from a financial point of view to holders of Sequent common stock and were conducted in connection with the delivery of the Morgan Stanley opinion. The analyses do not purport to be appraisals or to reflect the prices at which Sequent might actually be sold.

    The merger consideration to be received by the holders of Sequent common stock pursuant to the merger agreement was determined through arm's-length negotiations between Sequent and IBM and was approved by the Sequent board of directors. Morgan Stanley provided advice to Sequent during these negotiations; however, Morgan Stanley did not recommend any specific consideration to Sequent or that any specific consideration constituted the only appropriate consideration for the merger.

    In addition, Morgan Stanley's opinion and presentation to the Sequent board of directors was one of many factors taken into consideration by Sequent's board of directors in making its decision to adopt the plan of merger and to approve the merger. See "The Merger--Reasons for the merger."

Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the Sequent board of directors with respect to the consideration or of whether the Sequent board of directors would have been willing to agree to a different consideration.

    Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the past, Morgan Stanley and its affiliates have provided financing and financial advisory services for Sequent and IBM and have received fees for rendering these services. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, trade or otherwise effect transactions, for its own account or for the account of customers, in the equity securities of Sequent or IBM.

    Pursuant to the engagement letter, Morgan Stanley provided financial advisory services and a financial fairness opinion in connection with the merger. For these services, Sequent has agreed to pay Morgan Stanley a transaction fee of $7,500,000 when the merger occurs. If the merger does not occur, Sequent will pay Morgan Stanley an advisory fee of approximately $300,000. In addition, Sequent has agreed to reimburse Morgan Stanley for its expenses related to the engagement and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of Morgan Stanley's engagement.

    INTERESTS OF MEMBERS OF THE SEQUENT BOARD OF DIRECTORS AND MANAGEMENT IN THE
     MERGER

    When you consider the recommendations of our board of directors, you should be aware that the officers and directors of Sequent may have interests in the merger that are different from, or in addition to, your interests. These interests may create potential conflicts of interest. Our board of directors was aware of these interests when it approved the merger.

    CHANGE OF CONTROL AGREEMENTS. Sequent has entered into change of control agreements with 14 officers (including Karl C. Powell, Jr. and John McAdam, who are directors of Sequent). If an officer is involuntarily terminated within 18 months after shareholder approval of the merger, the officer will receive a severance payment equal to 12 months (for 11 officers) or 24 months (for three officers) of base salary, an "on-target bonus" and continued health insurance for 12 months. "On target bonus" means the bonus amount the officer would receive if all requirements of the officer's bonus plan were met. Messrs. Powell, McAdam and Gregg would also receive an additional amount to reimburse each of them for any golden parachute excise taxes incurred in connection with any change of control severance payments.

    The benefits described above are also provided under the change of control agreements if the officers voluntarily terminate their employment with Sequent for "good reason." Voluntary termination for good reason may result from any one of the following events occurring within 18 months after shareholder approval of the merger:

    - a material reduction of the officer's duties, title or responsibilities after the merger, as described in the agreement,

    - reduction in the officer's base salary,

    - reduction in the kind or types of benefits provided to the officer that results in a material reduction in the officer's overall benefits package, or

    - relocation of the officer to a location more than 25 miles from the officer's present work location.

    In addition, if Mr. Powell leaves Sequent voluntarily for any reason other than good reason within 18 months following the merger, he will receive a severance payment equal to 12 months of his base salary plus an "on-target bonus."

    ACCELERATION OF UNVESTED OPTIONS. Each outstanding option to purchase shares of Sequent common stock will, to the extent not previously vested, become fully vested at the time the Sequent shareholders approve the merger, even if the merger is not completed. Under the merger agreement, each option to purchase shares of Sequent common stock will be converted into an option to purchase shares of IBM common stock on their then existing terms except that the option price and the number of shares of IBM common stock subject to the option will be adjusted based on the merger consideration as described under "The Merger Agreement--Treatment of stock options." Alternatively, each holder of options may elect to convert its options into the right to receive cash as described under "The Merger Agreement--Treatment of stock options."

    The following table indicates unvested options held by certain executive officers and directors that will accelerate and be fully vested following shareholder approval of the merger:

                                                                          APPROXIMATE NUMBER   APPROXIMATE SPREAD
                                                                           OF SHARES SUBJECT        VALUE OF
                                                                          TO UNVESTED OPTIONS      ACCELERATED
                                                                           TO BE ACCELERATED       OPTIONS(1)
                                                                          -------------------  -------------------
Karl C. Powell, Jr.(2)..................................................         426,875          $   2,547,781
John McAdam(2)..........................................................         155,000          $     949,350
Robert S. Gregg(2)......................................................          17,750          $      64,275
5 Non-Employee Directors as a group.....................................         111,214          $     712,126

------------------------

(1) The amounts in this column have been determined by multiplying (a) the number of shares of Sequent common stock subject to the unvested options assuming a merger closing date of September 30, 1999 with exercise prices below $18 per share by (b) the excess of $18 over the exercise price of each option.

(2) In the merger, forfeiture restrictions will lapse with respect to 34,000 shares of common stock of DP Applications, Inc., an affiliate of Sequent, held by each of Messrs. Powell, McAdam and Gregg.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. Following the merger, the surviving corporation of the merger will indemnify each present and former director and officer of Sequent or any of its subsidiaries from liabilities for acts or omissions occurring at or before the completion of the merger to the fullest extent provided under that entities' existing charter documents, bylaws and indemnification agreements.

    DIRECTORS' AND OFFICERS' INSURANCE. For six years after the completion of the merger, IBM will maintain a policy of directors' and officers' liability insurance for acts and omissions occurring before the merger with coverage no less favorable than Sequent's existing directors' and officers' liability insurance coverage. If the existing directors' and officers' liability insurance expires or terminates, or if the annual premium is more than 150% of the annualized premium paid in 1998, IBM must obtain directors' and officers' liability insurance in an amount and scope as it can obtain for the remainder of the six-year period for an annual premium not in excess of 150% of the 1998 premium.

ACCOUNTING TREATMENT

    The merger will be treated as a purchase for accounting purposes.

U.S. FEDERAL INCOME TAX CONSEQUENCES

    This section discusses the material United States federal income tax consequences of the merger to Sequent shareholders whose shares of Sequent common stock are surrendered in the merger in exchange for the right to receive cash consideration of $18 per share. The discussion below applies only to Sequent shareholders that hold Sequent common stock as capital assets at the time of the merger, and the discussion may not apply to shareholders that are subject to special tax rules, such as financial institutions, insurance companies, dealers in securities, persons that mark-to-market their securities, persons that hold common stock as part of a "straddle," "hedge" or "synthetic security transaction" (including a "conversion" transaction), persons with a "functional currency" other than the U.S. dollar, retirement plans and tax-exempt organizations, shareholders who acquired Sequent common stock pursuant to the exercise of stock options, pursuant to participation in an employee stock purchase plan or otherwise as compensation, or shareholders that are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates. The discussion below is based upon federal income tax laws as now in effect and interpreted and does not take into account possible changes in these tax laws or interpretations, any of which may be applied retroactively. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to Sequent shareholders.

    THIS SECTION DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR SEQUENT SHAREHOLDER IN LIGHT OF THE SHAREHOLDER'S PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH SHAREHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS OR CHANGES TO THOSE LAWS.

    For federal income tax purposes, a Sequent shareholder generally will recognize capital gain or capital loss equal to the difference between the cash received by the shareholder pursuant to the merger and the shareholder's adjusted tax basis in the shares of Sequent common stock surrendered pursuant to the merger. If at the time of the merger a noncorporate shareholder's holding period for the shares of Sequent common stock is more than one year, any gain recognized generally will be subject to federal income tax at a maximum rate of 20%. If a shareholder's holding period for the shares of common stock is one year or less at the time of the merger, any gain will be subject to federal income tax at the same rate as ordinary income. Any capital loss generally will be applied to offset the shareholder's capital gains, if any, from other transactions. For noncorporate shareholders, any amount of capital loss in excess of capital gain in any year generally is deductible against ordinary income only to the extent of $3,000, but any net capital loss in excess of $3,000 may be carried forward to subsequent taxable years.

    For corporations, capital gain is taxed at the same rate as ordinary income, and capital loss in excess of capital gain is not deductible. Corporations, however, generally may carry back capital losses up to three taxable years and carry forward capital losses up to five taxable years.

    Consideration received by Sequent shareholders in the merger may be subject to backup withholding at a 31% rate. Backup withholding generally will apply only if the shareholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a credit against the shareholder's federal income tax liability and may entitle the shareholder to a refund, provided the shareholder furnishes specified required information to the Internal Revenue Service.

REGULATORY MATTERS

    Under the Hart-Scott-Rodino Act, the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission must review transactions such as the merger. The merger will also be reviewed by state antitrust authorities and is subject to premerger notification filings and applicable waiting periods in other countries. The government agencies conducting these reviews determine whether the merger complies with antitrust laws. The Hart-Scott-Rodino Act requires Sequent and IBM to notify these federal agencies of the merger. Sequent and IBM both filed the notification reports with the Antitrust Division and the Federal Trade Commission and the waiting period with respect to these filings expired on August 20, 1999.

    At any time before or after the merger becomes effective, the Antitrust Division, the Federal Trade Commission, state antitrust authorities or a private person or entity could seek to enjoin the merger or to cause Sequent or IBM to divest various assets. Under the merger agreement, the obligation of Sequent and IBM to complete the merger is conditioned on

    - the termination or expiration of the waiting periods, and

    - the absence of any injunction against the merger on antitrust or other grounds.

Neither Sequent or IBM are bound under the merger agreement, however, to

    - agree to divest or hold separate any assets or portion of the business of Sequent or IBM, or

    - litigate any proceeding that

      -- challenges or seeks to restrain the completion of the merger,

      -- seeks to limit in any material respect the ownership or operation by Sequent or IBM of a material portion of its businesses and assets, or

      -- seeks to prohibit IBM from controlling in any material respect a substantial portion of the business or operations of Sequent.

A challenge to the merger could be made and, if such a challenge is made, Sequent and IBM may not prevail.

    Other than the matters described in this document, we are not aware of any significant government or regulatory approvals that we need to obtain, or waiting periods with which we need to comply, to complete the merger. If we discover that other approvals or waiting periods are required, we will seek to obtain or comply with them. If any approval or action is needed, however, we may not be able to obtain it. Even if we could obtain the approval, conditions may be placed on it that would cause us to abandon the merger.

DISSENTERS' RIGHTS

    Under Oregon law dissenters' rights are not available in a merger to holders of any shares of stock which, like the Sequent common stock, are listed for quotation on the Nasdaq National Market. Accordingly, Sequent shareholders have no dissenters' rights in connection with the merger.

                              THE MERGER AGREEMENT

    This is a summary of the material provisions of the merger agreement, a copy of which is attached as APPENDIX A to this proxy statement. You should refer to the full text of the merger agreement for details of the merger and the terms and conditions of the merger agreement.

THE MERGER

    When the merger occurs, Pathfinder Acquisition Corp., a wholly owned subsidiary of IBM, will be merged with and into Sequent. Sequent will survive the merger as a wholly owned subsidiary of IBM.

    In the merger each share of Sequent common stock outstanding immediately before the merger will be converted into the right to receive $18 in cash, without interest. At that time, all shares of Sequent common stock will be canceled and retired. Each holder of a certificate representing any shares of Sequent common stock will no longer have any rights with respect to the shares of Sequent common stock, except for the right to receive the merger consideration. Each share of Sequent common stock held by Sequent, as treasury stock, IBM or Pathfinder Acquisition Corp. at the time of the merger will be canceled and retired without any payment.

EFFECTIVE TIME OF THE MERGER

    The completion of the merger will take place on the second business day following the date when the last of the conditions to the merger is fulfilled or waived, or at any other time and date to which Sequent and IBM mutually agree. On the closing of the merger, Sequent and IBM will cause articles of merger, which will include the plan of merger, to be filed with the Secretary of State of the state of Oregon. At that time, or at any later time that is set forth in the articles of merger, the merger will become effective.

TREATMENT OF STOCK OPTIONS

    Under the terms of Sequent's stock option plans, each outstanding unvested option to purchase shares of Sequent common stock will become fully vested at the time the Sequent shareholders approve the plan of merger.

    The merger agreement provides that upon completion of the merger, each option to purchase Sequent common stock will be converted into an option to acquire shares of IBM common stock on the then existing terms, except that (a) the number of shares of IBM common stock subject to the option will equal the number of shares of Sequent common stock subject to the option multiplied by a fraction, the numerator of which is $18 and the denominator of which is the average closing price of IBM common stock on the New York Stock Exchange Composite Transactions Tape on the 10 trading days immediately preceding the merger and (b) the option price will equal the option price for the shares of Sequent common stock divided by the fraction described in clause (a) above.

    Instead of exchanging options to purchase shares of Sequent common stock for options to purchase shares of IBM common stock

    - each holder of an option issued under Sequent's 1989 Stock Incentive Plan or 1995 Stock Incentive Plan may, in accordance with the terms of those stock option plans, for a period of 30 days after the shareholders approve the merger, elect to require Sequent to purchase those stock options at a price equal to the product of the number of shares of Sequent common stock subject to the option and the amount by which the highest of (a) the highest closing sale price of Sequent common stock during the preceding 60 days, (b) the highest price shown in any Schedule 13D filed by a shareholder holding at least 20% of Sequent's common stock as being paid during the 60 days preceding the date of the Schedule 13D and (c) the merger consideration exceeds the option price, and

    - alternatively, instead of calculating the payment as described in the preceding paragraph, Sequent may elect to pay holders of incentive stock options issued under the 1989 Stock Incentive Plan and 1995 Stock Incentive Plan a purchase price equal to the product of (a) the excess, if any, of the fair market value of a share of common stock over the option price and

      (b) the number of shares of common stock covered by the incentive stock options that the option holder elects to have Sequent purchase, and

    - each holder of a stock option issued under the 1987 Employee Stock Option Plan, the 1996 Stock Option Plan or the 1997 Stock Option Plan may elect to receive a cash payment immediately following the merger in cancellation of their stock options in an amount equal to the difference between (a) the product of (1) the number of shares of Sequent common stock subject to the stock option and (2) $18, and (b) the product of (1) the number of shares of Sequent common stock subject to the stock options and (2) the per share exercise price of the options.

    If the Sequent shareholders approve the merger, all outstanding options issued under the 1989 Stock Incentive Plans, the 1995 Stock Incentive Plan and the 1997 Stock Option Plan will vest and holders of options under the 1989 and 1995 Plans will have the right to require Sequent to purchase those options whether or not the merger is completed.

PAYMENT FOR SHARES

    Before the merger, IBM will appoint a bank or trust company that is reasonably acceptable to Sequent to act as paying agent for the payment of the merger consideration. IBM will make available to the paying agent funds necessary to make such payments.

    After the merger, IBM or the paying agent will mail a letter of transmittal, which will include instructions for the delivery of Sequent stock certificates to the paying agent, to each person who held shares of Sequent common stock at the time of the merger. The holder should use this letter of transmittal in sending Sequent stock certificates to the paying agent. After surrendering to the paying agent for cancellation a Sequent stock certificate together with a properly completed letter of transmittal, the holder of such Sequent stock certificate will be entitled to receive a cash payment in an amount equal to the product of the number of shares represented by such stock certificate and the merger consideration of $18. Each surrendered share will be canceled.

    If a transfer of ownership of Sequent common stock is not registered in Sequent's stock transfer books, payment of the merger consideration may be made to a person other than the person in whose name the certificate so surrendered is registered if:

    - the certificate is properly endorsed or otherwise in proper form for transfer, and

    - the person requesting the payment pays any transfer or other taxes resulting from the payment of the merger consideration to a person other than the registered holder of that certificate or establishes to the surviving corporation that the taxes have been paid or are not applicable.

    SEQUENT SHAREHOLDERS SHOULD NOT SEND IN THEIR SEQUENT STOCK CERTIFICATES
     UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

    All cash paid upon the surrender of certificates of Sequent common stock in accordance with the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Sequent common stock. After the merger, no transfers of shares of Sequent common stock that were outstanding immediately before the merger will be made on the transfer books of Sequent.

    If your Sequent stock certificate has been lost, stolen or destroyed, you will be entitled to obtain payment only by signing an affidavit and, if required by IBM, posting a bond in an amount sufficient to protect IBM against claims related to your Sequent stock certificate.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains customary representations and warranties by us relating to

    - our corporate organization and similar corporate matters,

    - our subsidiaries,

    - our capital structure,

    - authorization, execution, delivery, performance and enforceability of, and required consents, approvals and authorizations relating to, the merger agreement and related matters,

    - the accuracy of our reports and financial statements filed with the SEC,

    - the accuracy of this proxy statement,

    - the absence of any violation of, or conflict with, our articles of incorporation or bylaws or any contract to which we are a party as a result of entering into the merger agreement,

    - litigation in which we are involved,

    - our contracts,

    - our compliance with applicable laws and charter provisions,

    - the absence of changes in our employee benefit plans and employment agreements,

    - our labor relations,

    - the absence of material changes to our business or material events since the end of our most recent fiscal year,

    - our compliance with environmental laws,

    - our year 2000 compliance,

    - our compliance with the Employment Retirement Income Security Act of 1974,

    - tax matters,

    - title to properties we own and lease,

    - intellectual property we own and lease,

    - shareholder voting requirements,

    - satisfaction of state takeover statutes and business combination charter provisions,

    - fees with respect to the merger,

    - the delivery of a fairness opinion by our financial advisor,

    - the inapplicability of our shareholder rights agreement to the merger, and

    - the organization, ownership and contracts of DP Applications, Inc., an affiliate of Sequent.

    The merger agreement also contains customary representations and warranties by IBM relating to

    - corporate organization and similar corporate matters,

    - authorization, execution, delivery, performance and enforceability of, and required consents, approvals and authorizations relating to, the merger agreement and related matters,

    - information IBM supplied for this proxy statement,

    - the interim operations of Pathfinder Acquisition Corp., and

    - resources to pay the total merger consideration.

COVENANTS

    We have agreed that during the period from the date of the merger agreement until the closing of the merger, we will, and will cause our subsidiaries to,

    - carry on our respective businesses in the ordinary course of business consistent with past practice,

    - use commercially reasonable efforts to comply with all applicable laws, rules and regulations,

    - maintain our respective assets and our respective relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with us, and

    - provide IBM and its advisors reasonable access to the properties, records and advisors of Sequent as well as all information about Sequent's business that IBM reasonably requests.

    We have also agreed that during the period from the date of the merger agreement until the closing of the merger, we will not, and will not allow our subsidiaries to

    - take or omit to take any action that would cause any representation, warranty or covenant in the merger agreement to be untrue or unsatisfied,

    - sell, lease, license, dispose of or encumber any of our assets other than inventory or used equipment in the ordinary course of our business consistent with past practice,

    - redeem, purchase or acquire any of our capital stock or other securities,

    - declare or pay any dividend or other distribution, except that our wholly owned subsidiaries may pay dividends,

    - issue or sell any capital stock or rights to acquire capital stock, other than (a) specified issuances of stock options in connection with the hiring or promotion of employees or as part of a compensation package granted to counter an offer of employment by a third party, each in the ordinary course of business consistent with past practice, or (b) granting of other rights arising under our employee stock purchase plan, in the ordinary course of business consistent with past practice or (c) issuances of common stock upon exercise of outstanding stock options and warrants and under the employee stock purchase plan,

    - amend our charter documents or permit DP Applications, Inc. to amend its charter documents,

    - prepurchase, prepay, incur or guarantee additional debt, except for short-term borrowing in the ordinary course of our business consistent with past practice,

    - enter into any contract with identified parties or any material contract other than those specified,

    - make any tax election,

    - enter into any new agreements or modify existing agreements with our officers or employees to increase compensation or benefits,

    - split, combine or reclassify our outstanding common stock or change our authorized capitalization,

    - enter into any transaction or commitment or modify or terminate any contract in a manner materially adverse to us,

    - authorize capital expenditures inconsistent with our capital expenditure budget for fiscal 1999,

    - pay, discharge, settle or satisfy any claims other than in the ordinary course of business consistent with past practice or except as reserved against in our most recent audited financial statements, or waive or fail to enforce any confidentiality, standstill or similar agreement,

    - acquire any business or assets other than inventory, raw materials and other specified assets in the ordinary course of business consistent with past practice, or

    - make any loans or capital contributions to, or investment in, any person other than our wholly owned subsidiaries.

    IBM has agreed, on behalf of it and its subsidiaries, to take no action that would cause any of its representations, warranties or conditions in the merger agreement to be untrue or unsatisfied.

NO SOLICITATION OF TRANSACTIONS

    We have agreed not to, and not to permit or authorize our subsidiaries or any of our or our subsidiaries' directors, officers or employees or representatives to, solicit, initiate or encourage, or take any action to knowingly facilitate, any takeover proposal or enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any takeover proposal. We and our board may, however, before the date of the special meeting

    - provide information to anyone who has made an unsolicited superior proposal pursuant to a customary confidentiality agreement that contains terms that are no less favorable than the terms of the confidentiality agreement between Sequent and IBM, and

    - engage in any discussions or negotiations with anyone who has made an unsolicited superior proposal,

in each case only if our board determines in good faith, after consultation with outside counsel, that it is required to do so in order to comply with its fiduciary duties to our shareholders under applicable law.

    In addition, we have agreed that neither our board of directors nor any of its committees will

    - withdraw or modify, in a manner adverse to IBM, its adoption or recommendation of the merger agreement and the merger or publicly propose to do so,

    - adopt, approve or recommend any takeover proposal or publicly propose to do so, or

    - cause or agree to cause Sequent to enter into any letter of intent or other agreement constituting or related to, or that is intended to or reasonably likely to lead to, a takeover proposal.

Our board may, however, in response to an unsolicited superior proposal, terminate the merger agreement before the date of the special meeting if

    - it determines in good faith, after consultation with outside counsel, that the action is required to do so to comply with its fiduciary duties to our shareholders under applicable law,

    - it delivers written notice to IBM, within the time required by the merger agreement, advising IBM that it has received an unsolicited superior proposal, including the terms, conditions and identity of the person making the superior proposal, and that, subject to any action IBM may take to match the superior proposal, it intends to accept the superior proposal,

    - simultaneously with the termination, it causes Sequent to enter into a definitive agreement containing the terms of the superior proposal, and

    - Sequent has previously paid to IBM the $25 million termination fee.

    Nothing described above will limit our ability to take actions to comply with specified rules under the Securities Exchange Act of 1934 and provide disclosure to Sequent's shareholders as otherwise required by applicable law.

    We have agreed to notify IBM promptly of any takeover proposal we may receive or any inquiry we think may lead to a takeover proposal, including the terms and conditions of any proposal, and to keep IBM informed of all developments relating to any takeover proposal.

    Under the merger agreement the term takeover proposal means any inquiry, proposal or offer that relates to or is likely to lead to

    - any direct or indirect acquisition or purchase of any business that equals 20% or more of the combined revenue, operating income, or assets of Sequent and its subsidiaries, or 20% or more of the outstanding common stock of Sequent or any class of capital stock of its subsidiaries,

    - any tender or exchange offer that, if successful, would result in any person beneficially owning 20% or more of Sequent's common stock, or

    - a merger, recapitalization or similar transaction involving Sequent or any of its subsidiaries.

    Under the merger agreement the term superior proposal means any good faith proposal by a third party which would result in the third party obtaining more than 50% of Sequent's common stock or substantially all of the combined assets of Sequent and its subsidiaries,

    - for consideration in cash and/or securities that the Sequent board of directors determines to have a higher value than the merger consideration, and

    - which the Sequent board of directors determines to be more favorable to Sequent's shareholders than the merger.

In concluding that a proposal is a superior proposal, the Sequent board of directors must consider any counter-proposals that IBM offers in the manner required by the merger agreement.

REASONABLE BEST EFFORTS

    Except as otherwise limited by the merger agreement, Sequent and IBM have each agreed to use its reasonable best efforts to take actions necessary to complete the merger, including

    - satisfying the conditions to the merger,

    - obtaining all necessary consents and approvals, and

    - taking steps to avoid any law or ruling preventing the merger.

Neither Sequent or IBM are bound under the merger agreement, however, to

    - agree to divest or hold separate any assets or portion of the business of Sequent or IBM, or

    - litigate any proceeding that

      -- challenges or seeks to restrain the completion of the merger,

      -- seeks to limit in any material respect the ownership or operation by Sequent or IBM of a material portion of its businesses and assets, or

      -- seeks to prohibit IBM from controlling in any material respect a substantial portion of the business or operations of Sequent.

BENEFIT PLANS

    The surviving corporation will honor all obligations under Sequent employment agreements and benefit plans under their existing terms. The surviving corporation is not prohibited from amending or terminating these agreements and benefit plans in accordance with their terms and applicable law.

    We have amended our Employee Stock Purchase Plan in accordance with the merger agreement. We are limiting participants in the plan to those employees participating on June 9, 1999. Those participants will not be able to increase their payroll deductions or purchase elections from those in effect on June 9, 1999. No offering periods under the plan will commence after July 11, 1999. One final purchase date using accumulated funds under the plan will occur on the trading day before the completion of the merger. The final purchase will not be entitled to special tax treatment normally applicable to the Employee Stock Purchase Plan. Tax withholding will, therefore, apply to the final purchase in accordance with the rules for unqualified stock options. After the final purchase occurs, the Employee Stock Purchase Plan will terminate.

CONDITIONS TO THE PARTIES' OBLIGATIONS TO COMPLETE THE MERGER

    IBM's and our obligations to complete the merger are subject to the following conditions:

    - approval of the merger by the holders of a majority of the outstanding shares of Sequent common stock,

    - expiration or termination of the waiting period under any applicable competition, merger control, antitrust or similar law,

    - no law or ruling exists that prevents the completion of the merger,

    - the representations and warranties of the other party are true and correct as of the date of the merger agreement and as of the merger closing date, and the other party has performed and complied with all material obligations and agreements required to be performed or complied with at or before the merger closing date.

ADDITIONAL CONDITIONS TO OBLIGATION OF IBM

    IBM's obligation to complete the merger is subject to the following additional conditions:

    - receipt of all approvals and authorizations from governmental entities that are legally required, all other consents, approvals and authorizations from governmental entities or third parties other than those that would not have a materially adverse effect on Sequent and certain specified consents, approvals and waivers,

    - no outstanding warrants to purchase Sequent common stock exist (which will occur ten days after the date the Sequent shareholders approve the merger in accordance with the terms of the warrants), and

    - no law or ruling and no proceeding brought by any governmental entity and no proceeding that has a reasonable possibility of success brought by any third party (other than those brought by third parties based on state law fiduciary duty claims) exists that:

      -- challenges or seeks to restrain the completion of the merger,

      -- seeks to limit in any material respect the ownership or operation by Sequent or IBM of its businesses and assets, or

      -- seeks to prohibit IBM from controlling in any material respect a substantial portion of the business or operations of Sequent.

TERMINATION

    The merger agreement may be terminated and the merger may be abandoned at any time by

    1. mutual consent of Sequent, IBM and Pathfinder Acquisition Corp.;

    2. either Sequent or IBM if

      - the merger is not completed by April 30, 2000,

      - any law or ruling prohibiting the completion of the merger has become final and cannot be appealed, or

      - the holders of a majority of the outstanding shares of Sequent common stock do not approve the merger at the special meeting;

    3. Sequent if

      - IBM has materially breached any representation, warranty, covenant or agreement that is not cured within 30 days after notice from Sequent or

      - before the special meeting of the shareholders

         -- the Sequent board authorizes Sequent to enter into an agreement concerning a superior proposal,

         -- Sequent gives IBM at least five business days' notice of the terms and conditions of, and its intention to accept, the superior proposal (and at least two business days' notice of any amendment to a material term of the superior proposal) and the proposal continues to be a superior proposal at the end of such period taking into account any changes to the merger agreement made by IBM in response to the proposal,

         -- simultaneously with the termination Sequent enters into a definitive agreement containing the terms of the superior proposal, and

         -- Sequent has previously paid to IBM the $25 million termination fee;

    4. IBM if

      - Sequent has materially breached any representation, warranty, covenant or agreement that is not cured within 30 days after notice from IBM,

      - Sequent fails to reaffirm its recommendation in favor of the merger within ten business days following a request by IBM to do so after Sequent has received a takeover proposal, provided that if Sequent has given notice of its intention to accept a superior proposal as described in the second reason in paragraph 3 above under "--Termination," IBM may not terminate the merger agreement until the end of the notice period described in that paragraph, or

      - any law or ruling exists having the effect described in the third condition under "--Additional conditions to obligation of IBM."

TERMINATION FEES

    Sequent has agreed to pay IBM a termination fee of $25 million if the merger agreement is terminated under any of the following circumstances:

    - before the special meeting,

      -- a takeover proposal has been made known to Sequent or has been made directly to the Sequent shareholders,

      -- IBM or Sequent then terminates the merger agreement for the first or third reason described in paragraph 2 above under "--Termination," and

      -- within 12 months of the termination Sequent enters into an agreement with respect to, or completes, a takeover proposal (except that for purposes of this clause, the references to 20% in the definition of "takeover proposal" are deemed to be references to 40%),

    - IBM terminates the merger agreement for the second reason described in paragraph 4 above under "--Termination" or

    - Sequent terminates the merger agreement for the second reason described in paragraph 3 above under "--Termination."

AMENDMENT AND WAIVER

    The merger agreement may be modified or amended only by written agreement of the parties. A party may waive its rights under the merger agreement only in writing. Any such amendment or waiver may be made at any time before the completion of the merger. After the Sequent shareholders approve the plan of merger, however, no amendment or waiver that requires further approval of the shareholders may be made without the further approval of the shareholders.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows common stock ownership on July 31, 1999 by (i) each person who, to our knowledge, beneficially owns more than 5% of the common stock, (ii) our Chief Executive Officer, (iii) our other four most highly compensated executive officers at the end of our last fiscal year, and (iv) all of our directors and executive officers as of July 31, 1999 as a group:

NAME AND ADDRESS                                                                              SHARES(1)      PERCENT
------------------------------------------------------------------------------------------  -------------  -----------
Crabbe Huson Group Inc....................................................................    2,566,500(2)        6.1%
121 S.W. Morrison, Suite 1400
Portland, OR 97204

The Capital Group Companies, Inc..........................................................    2,540,000(3)        6.0%
333 South Hope St.
Los Angeles, CA 90071

Karl C. Powell, Jr........................................................................    1,221,967(4)        2.8%

John McAdam...............................................................................      506,885(5)        1.2%

Barbara L. Gaffney........................................................................      125,409(6)          *

Robert S. Gregg...........................................................................      327,838(7)          *

Peter W. O'Neill..........................................................................            0(8)          *

9 directors and executive officers as a group.............................................    2,598,385(9)        5.9%

------------------------

*   Less than 1%

(1) Shares are held directly with sole voting and dispositive power except as otherwise indicated. Shares issuable pursuant to outstanding stock options that are exercisable or become exercisable within 60 days of the date of this table are considered outstanding for the purpose of calculating the percentage of common stock owned by each listed person, but not for the purpose of calculating the percentage of common stock owned by any other person.

(2) Based solely on information provided as of December 31, 1998 in a Schedule 13G filed by the shareholder. The shareholder reports shared voting power with respect to 2,321,600 shares and shared dispositive power with respect to 2,566,500 shares.

(3) Based solely on information provided as of December 31, 1998 in a Schedule 13G filed by the shareholder. The shareholder reports sole dispositive power with respect to 2,540,000 shares.

(4) Includes 112,000 shares held in trust for the benefit of Mr. Powell's family, as to which Mr. Powell has shared voting and dispositive power, and 1,053,069 shares of Common stock subject to options that are exercisable or become exercisable within 60 days. Mr. Powell also holds 100,000 shares of Common stock of DP Applications, Inc., representing approximately 1% of the equity of DP Applications, Inc. on a fully diluted basis.

(5) Includes 489,000 shares of Common stock subject to options that are exercisable or become exercisable within 60 days. Mr. McAdam also holds 100,000 shares of Common stock of DP Applications, Inc., representing approximately 1% of the equity of DP Applications, Inc. on a fully diluted basis.

(6) Includes 122,898 shares of Common stock subject to options that are exercisable or become exercisable within 60 days.

(7) Includes 300,750 shares of Common stock subject to options that are exercisable or become exercisable within 60 days. Mr. Gregg also holds 100,000 shares of Common stock of DP Applications, Inc., representing approximately 1% of the equity of DP Applications, Inc. on a fully diluted basis.

(8) Mr. O'Neill resigned from Sequent in January 1999.

(9) Includes 2,248,267 shares of Common Stock subject to options that are exercisable or become exercisable within 60 days.

                            INDEPENDENT ACCOUNTANTS

    Representatives of Deloitte & Touche LLP, Sequent's independent accountants, and PricewaterhouseCoopers LLP, Sequent's former independent accountants, are expected to be present at the special meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they so desire.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    As described in our proxy statement on Schedule 14A relating to our 1999 annual meeting of shareholders, any shareholder proposal to be considered at our 2000 annual meeting of shareholders or to be considered for inclusion in proxy materials for the 2000 annual meeting must be received at our principal executive offices no later than December 14, 1999. Any shareholder proposal must include the information specified in our bylaws, and a copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to David Cunningham, Secretary of Sequent.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

    This proxy statement includes "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this proxy statement that address activities, events or developments that Sequent expects or anticipates will or may occur in the future, including such things as business strategy, competitive strengths, references to future success and other such matters are forward-looking statements. These statements are based on various assumptions and analyses made by Sequent in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual future results and developments will conform with Sequent's expectations and predictions is subject to a number of risks and uncertainties, including the significant considerations discussed in this proxy statement; general economic, market or business conditions; the opportunities (or lack of opportunities) that may be presented to and pursued by Sequent and its subsidiaries; competitive actions by other computer server companies; changes in laws or regulations and other factors, many of which are beyond the control of Sequent and its subsidiaries. Consequently, all of the forward-looking statements made in this proxy statement are qualified by these cautionary statements and we do not assume that the actual results or developments anticipated by Sequent will be realized or, even if substantially realized, that they will have the expected consequences to or effects on Sequent and its subsidiaries or their business or operations.

    The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by Sequent or persons acting on our behalf. Sequent does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other information with the SEC under the Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

Public Reference Room          New York Regional Office       Chicago Regional Office
450 Fifth Street, N.W.         7 World Trade Center           Citicorp Center
Room 1024                      Suite 1300                     500 West Madison Street
Washington, D.C. 20549         New York, New York 10048       Suite 1400
                                                              Chicago, Illinois 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Sequent, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20549.

    The SEC allows us to "incorporate by reference" information into this document. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

    This document incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about our companies and their financial condition. Some of these filings have been amended by later filings, which are also listed.

SEQUENT SEC FILINGS (FILE NO. 0-15627)          PERIOD/AS OF DATE
----------------------------------------------  ----------------------------------------------
Annual Report on Form 10-K....................  Year ended January 2, 1999
Quarterly Reports on Form 10-Q................  Quarter ended April 3, 1999
                                                Quarter ended July 3, 1999
Current Reports on Form 8-K...................  March 22, 1999
                                                May 17, 1999
                                                July 12, 1999

    We incorporate by reference additional documents that Sequent may file with the SEC between the date of this document and the date of the special meeting. These documents include periodic reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

    You can obtain any of the documents incorporated by reference in this document through Sequent or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from Sequent without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following addresses:

           Investor Relations
           M/S ED02-803
           15450 SW Koll Parkway
           Beaverton, OR 97006
           email: SQNTIR@SEQUENT.COM
           (503) 578-3343

    If you would like to request documents, please do so by September 17, 1999 to receive them before the special meeting. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

    We have not authorized anyone to give any information or make any representation about the merger or Sequent that differs from, or adds to, the information in this document or in our documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

    The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies.

                                                                      APPENDIX A
                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                     Among

                  INTERNATIONAL BUSINESS MACHINES CORPORATION,

                          PATHFINDER ACQUISITION CORP.

                                      and

                         SEQUENT COMPUTER SYSTEMS, INC.

                           Dated as of July 11, 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----

                                                       ARTICLE I

                                                       THE MERGER

SECTION 1.01        Effective Time of the Merger...........................................................         A-4
SECTION 1.02        Closing................................................................................         A-4
SECTION 1.03        Effect of the Merger...................................................................         A-4
SECTION 1.04        Articles of Incorporation and By-Laws..................................................         A-4
SECTION 1.05        Directors..............................................................................         A-5
SECTION 1.06        Officers...............................................................................         A-5

                                                       ARTICLE II

                                                CONVERSION OF SECURITIES

SECTION 2.01        Conversion of Capital Stock............................................................         A-5
SECTION 2.02        Exchange of Certificates...............................................................         A-5

                                                      ARTICLE III

                                             REPRESENTATIONS AND WARRANTIES

SECTION 3.01        Representations and Warranties of the Company..........................................         A-6
SECTION 3.02        Representations and Warranties of Parent and Sub.......................................        A-20

                                                       ARTICLE IV

                                       COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.01        Conduct of Business....................................................................        A-21
SECTION 4.02        No Solicitation........................................................................        A-24
SECTION 4.03        Conduct by Parent......................................................................        A-26

                                                       ARTICLE V

                                                 ADDITIONAL AGREEMENTS

SECTION 5.01        Preparation of the Proxy Statement; Shareholders Meeting...............................        A-26
SECTION 5.02        Access to Information; Confidentiality.................................................        A-27
SECTION 5.03        Reasonable Best Efforts; Notification..................................................        A-27
SECTION 5.04        Stock Options..........................................................................        A-28
SECTION 5.05        Indemnification, Exculpation and Insurance.............................................        A-29
SECTION 5.06        Fees and Expenses......................................................................        A-30
SECTION 5.07        Benefits Matters.......................................................................        A-31
SECTION 5.08        Public Announcements...................................................................        A-31
SECTION 5.09        Rights Agreement.......................................................................        A-31

                                                                                                                PAGE
                                                                                                                -----
                                                       ARTICLE VI

                                                  CONDITIONS PRECEDENT

SECTION 6.01.       Conditions to Each Party's Obligation to Effect the Merger.............................        A-32
SECTION 6.02        Conditions to Obligations of Parent and Sub............................................        A-32
SECTION 6.03        Conditions to Obligation of the Company................................................        A-33
SECTION 6.04        Frustration of Closing Conditions......................................................        A-33

                                                      ARTICLE VII

                                           TERMINATION, AMENDMENT AND WAIVER

SECTION 7.01.       Termination............................................................................        A-33
SECTION 7.02        Effect of Termination..................................................................        A-34
SECTION 7.03        Amendment..............................................................................        A-34
SECTION 7.04        Extension; Waiver......................................................................        A-34

                                                      ARTICLE VIII

                                                   GENERAL PROVISIONS

SECTION 8.01        Nonsurvival of Representations and Warranties..........................................        A-35
SECTION 8.02        Notices................................................................................        A-35
SECTION 8.03        Definitions............................................................................        A-36
SECTION 8.04        Interpretation.........................................................................        A-36
SECTION 8.05        Counterparts...........................................................................        A-36
SECTION 8.06        Entire Agreement; No Third-Party Beneficiaries.........................................        A-36
SECTION 8.07        Governing Law..........................................................................        A-36
SECTION 8.08        Assignment.............................................................................        A-36
SECTION 8.09        Enforcement............................................................................        A-37

    AGREEMENT AND PLAN OF MERGER dated as of July 11, 1999, by and among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("Parent"), PATHFINDER ACQUISITION CORP., an Oregon corporation and a wholly owned subsidiary of Parent ("Sub"), and SEQUENT COMPUTER SYSTEMS, INC., an Oregon corporation (the "Company").

    WHEREAS the Board of Directors of each of the Company and Sub deems it advisable and in the best interests of their respective shareholders to consummate the merger (the "Merger"), on the terms and subject to the conditions set forth in this Agreement, of Sub with and into the Company in which the Company would become a wholly owned subsidiary of Parent and have adopted the Plan of Merger (as defined in Section 1.01) in accordance with Oregon Revised Statutes ("ORS") 60.481;

    WHEREAS the Board of Directors of the Company (i) has determined that the consideration to be paid to the shareholders of the Company in the Merger for each share of Company Common Stock (as defined in Section 2.01) held by them is fair to and in the best interests of such shareholders and recommends that such shareholders approve the Plan of Merger in accordance with ORS 60.487 and (ii) has approved the Merger;

    WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, articles of merger (the "Articles of Merger") prepared in accordance with ORS 60.494, which shall include the plan of merger in the form attached hereto as Exhibit A (the "Plan of Merger"), shall be delivered by the Company to the office of the Secretary of State of the State of Oregon (or the office of any other entity required by Chapter 60 of the ORS in order for the Merger to become effective) for filing, as provided in ORS 60.494, as soon as practicable on the Closing Date (as defined in Section 1.02). The Merger shall become effective upon the filing of the Articles of Merger with the office of the Secretary of State of the State of Oregon (or such other office) or at such time thereafter as is agreed upon by Parent and the Company and provided in the Articles of Merger (the "Effective Time").

    SECTION 1.02. CLOSING. The closing of the Merger (the "Closing") will take place at 11:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the second business day after satisfaction or waiver of the conditions set forth in Article VI that by their terms are not to be satisfied or waived at the Closing (the "Closing Date"), at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company.

    SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time Sub shall be merged with and into the Company, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Merger shall have the effects set forth in ORS 60.497.

    SECTION 1.04. ARTICLES OF INCORPORATION AND BY-LAWS. (a) The Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of the corporation is SEQUENT COMPUTER SYSTEMS, INC."

    (b) The By-laws of Sub as in effect at the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    SECTION 1.05. DIRECTORS. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.06. OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II
                            CONVERSION OF SECURITIES

    SECTION 2.01. CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, par value $0.01 per share, of the Company (together with the associated Rights (as defined in Section 3.01(c)), the "Company Common Stock"), or any shares of capital stock of Sub:

        (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of common stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

        (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. All shares of Company Common Stock that are owned by the Company, as treasury stock, Parent or Sub immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

        (c) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive $18 in cash, without interest (the "Merger Consideration"). At the Effective Time all such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

    SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) PAYING AGENT. Prior to the Effective Time Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the "Paying Agent"), and, from time to time after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates, it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent.

    (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive from the Paying Agent, on the behalf of Parent, as promptly as practicable in accordance with the customary procedures of the Paying Agent, in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares that is not registered in the stock transfer books of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

    (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. All cash paid upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

    (d) NO LIABILITY. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on the disclosure schedule (with specific reference to the section of this Agreement to which the information stated in such disclosure relates) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and its subsidiaries (as defined in Section 8.03) (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept), (ii) has all requisite corporate, company or partnership power and authority to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction (except, in the case of good standing, any jurisdiction that does not recognize such concept) in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing (except in the case of clause (i) above with respect to the Company) individually or in the aggregate is not reasonably likely to have a material adverse effect (as defined in Section 8.03) on the Company. The Company has delivered to Parent complete and correct copies of its Articles of Incorporation and By-laws and the articles of incorporation and by-laws (or similar organizational documents) of each of its subsidiaries, in each case as amended to the date hereof. The Company has made available to Parent and its representatives true and complete copies of the minutes of all meetings of the shareholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its subsidiaries held since January 1, 1997.

    (b) SUBSIDIARIES. Section 3.01(b) of the Company Disclosure Schedule lists each subsidiary of the Company. All the outstanding shares of capital stock or other equity or voting interests of each such subsidiary are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock or other equity or voting interests of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity or voting interests in any corporation, partnership, joint venture, association or other entity.

    (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"), of which 502,000 shares have been designated as Series A Preferred Shares (the "Series A Preferred Stock"). At the close of business on July 9, 1999, (i) 42,104,004 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 502,000 shares of Series A Preferred Stock were reserved for issuance in connection with the rights (the "Rights") to purchase shares of Series A Preferred Stock issued pursuant to the Rights Agreement dated as of April 14, 1998 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services L.L.C., (iv) warrants to acquire 225,000 shares of Company Common Stock from the Company pursuant to the warrant agreements set forth on Schedule 3.01(c) of the Company Disclosure Schedule (the "Warrants") were outstanding; (v) options to acquire 9,500,682 shares of Company Common Stock from the Company pursuant to the 1987 Employee Stock Option Plan, the 1989 Stock Incentive Plan, the 1995 Stock Incentive Plan, the 1996 Stock Option Plan and the 1997 Stock Option Plan (such plans and arrangements, collectively, the "Company Stock Plans") were issued and outstanding; (vi) 2,947,357 shares of Company Common Stock were reserved and available for issuance pursuant to the Employee Stock Purchase Plan (the "ESPP"); and (vii) no shares of Company Preferred Stock were issued and outstanding or were held by the Company in its treasury. No shares of Company Common Stock are owned by any subsidiary of the Company. The Company has delivered to Parent a complete and correct list, as of the close of business on June 28, 1999, of all outstanding stock options or other rights to purchase or receive Company Common Stock granted under the Company Stock Plans (collectively, the "Stock Options") and the Warrants, the number of shares subject to each such Stock Option and Warrant, the grant dates and exercise prices of each such Stock Option and Warrant and the names of the holders thereof. As of the close of business on July 9, 1999, there were outstanding Stock Options to purchase 8,697,327 shares of Company Common Stock with exercise prices on a per share basis lower than the Merger Consideration, and the weighted average exercise price of such Stock Options was equal to $12.22. During the biweekly period ending June 11, 1999, the aggregate amount credited to the accounts of the participants in the ESPP was $571,000 and in each payroll period thereafter the aggregate amount credited to such accounts did not exceed such amount. Except as set forth above, at the close of business on July 9, 1999, no shares of capital stock or other voting securities of the Company, or options, warrants or other rights to acquire any such stock or securities were issued, reserved for issuance or outstanding. Since July 9, 1999, until the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock or other voting securities of the Company other than issuances of shares of Company Common Stock pursuant to the exercise of Stock Options and Warrants outstanding on such date as required by their terms as in effect on the date of this Agreement and (y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock or other voting securities from the Company, other than for rights that may have arisen under the ESPP. There are no outstanding stock appreciation rights or rights (other than the Stock Options, the Warrants and rights that may have arisen under the ESPP) to receive shares of Company Common Stock on a deferred basis granted under the Company Stock Plans or otherwise. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans, the Warrants and the ESPP will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of it subsidiaries, and no securities or other instruments or obligations of the Company or any of its Subsidiaries the value of which is in any way based upon or derived from any capital or voting stock of the Company, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above and except as expressly permitted under
Section 4.01(a), there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of, or securities convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking. There are not any outstanding contractual obligations of the Company or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or (ii) vote or dispose of any shares of the capital stock of any of its subsidiaries. To the knowledge of the Company, as of the date of hereof, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock or other voting securities of the Company or any of its subsidiaries.

    (d) AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Shareholder Approval (as defined in Section 3.01(t)). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions
(i) adopting this Agreement, (ii) declaring that it is advisable and in the best interests of the Company's shareholders to consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the consideration to be paid to such shareholders in the Merger for each share of Company Common Stock held by them is fair to and in the best interests of such shareholders, (iv) directing that the Plan of Merger be submitted to a vote at a meeting of such shareholders, (v) recommending that such shareholders approve the Plan of Merger and (vi) approving the Merger upon the terms and subject to the conditions set forth in this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Articles of Incorporation or By-laws of the Company or the articles of incorporation or by-laws (or similar organizational documents) of any of its subsidiaries, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license (each, a "Contract") to which the Company or any of its subsidiaries is a party or any of their respective properties or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or any other applicable competition, merger control, antitrust or similar law,
(2) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the approval by the Company's shareholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of the Articles of Merger with the office of the Secretary of State of the State of Oregon (or the office of any other entity required by Chapter 60 of the ORS in order for the Merger to become effective) and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (4) any filings required under the rules and regulations of the Nasdaq National Market and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate are not reasonably likely to (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

    (e) SEC DOCUMENTS. The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all reports, schedules, forms, statements and other documents required to be filed with the SEC by the Company since December 29, 1996 (together with all information incorporated therein by reference, the "SEC Documents"). No subsidiary of the Company is required to file any form, report or other document with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document filed and publicly available prior to the date hereof (a "Filed SEC Document") has been revised or superseded by a later-filed Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments and the absence of footnotes). Except as set forth in the Filed SEC Documents, the Company and its subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that individually or in the aggregate are reasonably likely to have a material adverse effect on the Company.

    (f) INFORMATION SUPPLIED. None of the information included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders Meeting (as defined in Section 5.01) or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

    (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (i) any material adverse effect or any state of facts, change, development, effect or occurrence that is reasonably likely to result in a material adverse effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock, except for dividends by a wholly owned subsidiary of the Company to its parent, (iii) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other securities of the Company or any of its subsidiaries,
(iv) (x) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, in each case to any current or former director, officer, employee or consultant, (y) any granting by the Company or any of its subsidiaries to any current or former director, officer, or employee of any increase in severance or termination pay or (z) any entry by the Company or any of its subsidiaries into, or any amendment of, (A) any currently effective employment, severance, termination or indemnification agreement or consulting agreement (other than in the ordinary course of business consistent with past practice), with any current or former director, officer, employee or consultant or (B) any agreement with any current or former director, officer, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate is reasonably likely to have a material adverse effect on the Company, (vi) any change in financial or tax accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP or applicable law,
(vii) any tax election that individually or in the aggregate is reasonably likely to have a material adverse effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability,
(viii) any revaluation by the Company of any of its material assets or (ix) any licensing agreement or any agreement with regard to the acquisition or disposition of any material Intellectual Property (as defined in Section 3.01(q)) or rights thereto other than licenses by the Company or its subsidiaries in the ordinary course of business consistent with past practice of
(A) software to end users or distributors solely for the use with the hardware products of the Company or its subsidiaries or (B) technology that is included in or with the products of the Company or its subsidiaries.

    (h) LITIGATION. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that individually or in the aggregate is reasonably likely to have a material adverse effect on the Company, nor is there any statute, law, ordinance, rule, regulation, judgment, order or decree, of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its subsidiaries that individually or in the aggregate is reasonably likely to have a material adverse effect on the Company.

    (i) CONTRACTS. Except for Contracts filed as exhibits to the Filed SEC Documents, none of the Company or any of its subsidiaries is a party to or bound by, and none of their properties or assets are bound by or subject to, any written or oral:

        (i) material Contract not made in the ordinary course of business entered into prior to the date of this Agreement;

        (ii) Contract pursuant to which the Company or any of its subsidiaries has agreed not to compete with any person or to engage in any activity or business, or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging;

        (iii) Contract pursuant to which the Company or any of its subsidiaries is restricted in any material respect in the development, marketing or distribution of their respective products or services (other than (A) restrictions on the scope of a license granted to the Company, (B) restrictions entered into in the ordinary course of business consistent with past practice prior to the date of this Agreement and (C) restrictions that would not (without any action by Parent or its subsidiaries to assume such restriction) in any way apply to Parent or any of its subsidiaries (other than the Company and its subsidiaries) following the Merger);

        (iv) Contract with (A) any affiliate of the Company or any of its subsidiaries or (B) any current or former director or officer of the Company or any of its subsidiaries or of any affiliate of the Company or any of its subsidiaries or any of the 25 most highly compensated employees of the Company and its subsidiaries, taken as a whole, or (C) any affiliate of any such person (other than (u) Contracts with DP Applications (as defined in Section 3.01(x)), (v) contracts on arm's-length terms with companies whose common stock is publicly traded, (w) employment agreements referred to in
    Section 3.01(k), (x) offer letters providing solely for "at will" employment, (y) invention assignment and confidentiality agreements relating to the assignment of inventions to the Company or any of its subsidiaries not involving the payment of money and (z) Benefit Plans referred to in
    Section 3.01(n));

        (v) license or franchise (other than exclusive distribution agreements entered into in the ordinary course of business consistent with past practice prior to the date of this Agreement) granted by the Company or such subsidiary pursuant to which the Company or such subsidiary has agreed to refrain from granting license or franchise rights to any other person;

        (vi) Contract under which the Company or such subsidiary has (i) incurred any indebtedness that is currently owing or (ii) given any guarantee in respect of indebtedness, in each case having an aggregate principal amount in excess of $5,000,000;

        (vii) material Contract that requires consent, approval or waiver of or notice to a third party in the event of or with respect to a transaction such as the Merger, including in order to avoid termination of or a loss of material benefit under any such Contract;

        (viii) material Contract providing for payments of royalties to third parties;

        (ix) Contract granting a third party any license to Intellectual Property that is not limited to the internal use of such third party;

        (x) Contract providing confidential treatment by the Company or such subsidiary of third party information other than non-disclosure agreements and provisions entered into by the Company in the ordinary course of business consistent with past practice;

        (xi) Contract granting the other party to such Contract or a third party "most favored nation" status that, following the Merger, would in any way apply to Parent or any of its subsidiaries (other than the Company and its subsidiaries and their products or services (other than any similar products or services produced or offered by Parent or its subsidiaries (other than the Company and its subsidiaries)));

        (xii) Contract that guarantees or warrants a result or that expressly guarantees or warrants that the products and/or services of the Company will be Year 2000 Ready (as defined in Section 3.01(m)), except insofar as the Company's or its subsidiaries' sole obligation in respect of a breach of such guarantee or Warranty is the repair or replacement of the Company's or its subsidiaries' products; and

        (xiii) Contract which (i) has aggregate future sums due from the Company or such subsidiary in excess of $2,500,000 and is not terminable by the Company or such subsidiary for a cost of less than $250,000 or (ii) is entered into prior to the date of this Agreement and is otherwise material to the business of the Company or such subsidiary or as presently conducted or as proposed to be conducted.

Each Contract of the Company and its subsidiaries is in full force and effect and is a legal, valid and binding agreement of the Company or such subsidiary and, to the knowledge of the Company or such subsidiary, of each other party thereto, enforceable against the Company or any of its subsidiaries, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, except for such failures to be in full force and effect or enforceable that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. Each of the Company and its subsidiaries has performed or is performing all material obligations required to be performed by it under its Contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder, and, to the knowledge of the Company or such subsidiary, no other party to any of its Contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder except, in each case, for such breaches that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries knows of any circumstances that are reasonably likely to occur that could reasonably be expected to materially adversely affect its ability to perform its obligations under any material Contract.

    (j) COMPLIANCE WITH LAWS. The Company and its subsidiaries are, and since December 29, 1996 have been, in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to their businesses or operations, except for instances of possible noncompliance that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. None of the Company or any of its subsidiaries has received, since December 29, 1996, a notice or other written communication alleging a possible violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any Governmental Entity applicable to its businesses or operations, except for such violations that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. The Company and its subsidiaries have in effect all Federal, state and local, domestic and foreign, governmental consents, approvals, orders, authorizations, certificates, filings, notices, permits, concessions, franchises, licenses and rights (collectively "Permits") necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted and there has occurred no violation of, or default under, any such Permit, except for the lack of Permits and for violations of, or defaults under, Permits, which lack of Permits, violations or defaults individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. The Merger, in and of itself, could not reasonably be expected to cause the revocation or cancellation of any such Permit, which revocation or cancellation is reasonably likely to have a material adverse effect on the Company.

    (k) ABSENCE OF CHANGES IN BENEFIT PLANS; EMPLOYMENT AGREEMENTS; LABOR RELATIONS. Except as disclosed in the Filed SEC Documents, since the date of the most recent audited financial statements included in the Filed SEC Documents, none of the Company or any of its subsidiaries has terminated, adopted, amended or agreed to amend in any material respect any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding providing benefits to any of its current or former directors, officers or employees (collectively, "Benefit Plans"). Except as disclosed in the Filed SEC Documents, there exist no
(i) employment, severance, termination or indemnification agreements or material consulting agreements between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand, or (ii) agreements between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement. There are no collective bargaining or other labor union agreements to which the Company or any of its subsidiaries is a party or by which it is bound. Since December 29, 1996, neither the Company nor any of its subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts that individually or in the aggregate are reasonably likely to have a material adverse effect on the Company.

    (l) ENVIRONMENTAL MATTERS. Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) is not reasonably likely to have a material adverse effect on the Company: (i) the Company and each of its subsidiaries are in compliance with all applicable Environmental Laws (as defined below); (ii) the Company and each of its subsidiaries have all Permits required under Environmental Laws and are in compliance with their respective requirements; (iii) there are no pending, or to the knowledge of the Company or any of its subsidiaries, threatened claims, proceedings or investigations against the Company or any of its subsidiaries alleging any noncompliance with, or liability under, Environmental Law; (iv) neither the Company nor any of its subsidiaries have received notice that the Company or any of its subsidiaries is subject to potential liability under any Environmental Law, including potential liability for the costs of investigating or remediating contaminated property pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, or analogous state law; (v) there have been no Releases (as defined below) or threatened Releases of Hazardous Substances (as defined below) on, at, under or about any properties currently or formerly owned, leased or operated by the Company or any of its subsidiaries, or any of their respective predecessors, and neither the Company nor any of its subsidiaries has Released, disposed of or arranged for the disposal of Hazardous Substances at any on-site or off-site location; and (vi) there are no facts, circumstances or conditions that are reasonably likely to give rise to any liability of, or form the basis of a claim against, the Company or any of its Subsidiaries in connection with any Environmental Law. For purposes of this Agreement, the term "Environmental Laws" shall mean any applicable Federal, state or local, domestic or foreign, statutes, laws, regulations, ordinances, rules, codes, enforceable requirements, agreements, orders, decrees, judgments or injunctions issued, promulgated or entered into by any Governmental Entity relating to protection of the environment, natural resources or human health and safety, or to the use, management, disposal, Release or threatened Release of Hazardous Substances. For purposes of this Agreement, the term "Hazardous Substances" shall mean any explosive or radioactive substances or materials, any toxic or hazardous substances or materials, including asbestos or asbestos-containing materials, polychlorinated biphenyls, petroleum and petroleum products, and any other substances or materials defined as, or included in the definition of, "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances", or is otherwise regulated, under any Environmental Law. For purposes of this Agreement, the term "Release" shall mean any spilling, leaking, pumping, pouring, discharging, emitting, emptying, leaching, injecting, dumping, disposing or migrating into or through the environment.

    (m) YEAR 2000 COMPLIANCE. All computer and other systems, software, hardware and other products (A) licensed or sold, or offered for licensing or sale (including products under development), by the Company or any of its subsidiaries under any trademark, service mark, brand name, certification mark, assumed name or trade name owned or licensed for use by the Company or any of its subsidiaries, whether produced by the Company or any of its subsidiaries or supplied thereto by any third party, (B) produced by any third party that are licensed to the customers of the Company or any of its subsidiaries by the Company or any of its subsidiaries under a license that does not explicitly disclaim liability with respect to failures of such products to be Year 2000 Ready and (C) produced by the Company or any of its subsidiaries, in each case have been written, manufactured and tested to be Year 2000 Ready, except for such failures to be Year 2000 Ready that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. All internal data processing systems, equipment and facilities used by the Company and its subsidiaries, including all information technology applications running in the Company or any of its subsidiaries and all tools used to develop the Company's or any of its subsidiaries' products, are Year 2000 Ready, except for such failures to be Year 2000 Ready that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. No failure on the part of the customers of or the suppliers to the Company and its subsidiaries to be Year 2000 Ready is reasonably likely to have a material adverse effect on the Company. For purposes of this Agreement, "Year 2000 Ready" shall mean, with respect to any system, product, equipment or facility, that such system, product, equipment or facility, when used with software and equipment that is Year 2000 Ready, is capable of correctly processing, providing, receiving and manipulating date data within and between the twentieth and twenty-first centuries, and its operation and functionality has not been adversely affected and will not be adversely affected by the advent of the Year 2000.

    (n) ERISA COMPLIANCE. (i) Section 3.01(n)(i) of the Company Disclosure Schedule contains a list of all "employee welfare benefit plans" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended "ERISA")), "employee pension benefit plans" (as defined in Section 3(2) of ERISA) and all other Benefit Plans maintained or contributed to by the Company or any of its subsidiaries or any person or entity that, together with the Company or any of its subsidiaries, is treated as a single employer (a "Commonly Controlled Entity") under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") for the benefit of any current or former directors, officers or employees of the Company or any of its subsidiaries. The Company has provided to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in accordance with its terms, except where the failure so to be administered individually or in the aggregate is not reasonably likely to have a material adverse effect on the Company. The Company and its subsidiaries and all the Benefit Plans are in compliance with all applicable provisions of ERISA and the Code, except for instances of possible noncompliance that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company.

        (ii) Neither the Company nor any Commonly Controlled Entity has maintained, contributed to or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

        (iii) With respect to any Benefit Plan that is an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the Effective Time.

        (iv) No current or former director, officer or employee of the Company or any of its subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or any benefits under any Benefits Plan the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        (v) The deduction of any amount payable pursuant to the terms of the Benefit Plans or any other employment contracts or arrangements will not be subject to disallowance under Section 162(m) of the Code.

    (o) TAXES. (i) Each of the Company and its subsidiaries and each Company Affiliated Group has timely filed all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other tax returns and reports required to be filed by it and all such returns and reports are complete and correct, except for such failures to file or to be complete and correct that individually or in the aggregate are not reasonably likely to result in a material liability for the Company. Each of the Company and its subsidiaries and each Company Affiliated Group has timely paid all taxes due with respect to the taxable periods covered by such returns and reports and all other material taxes, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

        (ii) No Federal, state or local, domestic or foreign, income or franchise tax return or report or any other material tax return or report of the Company or any of its subsidiaries or any Company Affiliated Group is currently under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries (except for audits or examinations commenced after the date of this Agreement that individually or in the aggregate are not reasonably likely to result in a material liability for the Company). There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any taxes due and owing by the Company, any of its subsidiaries or any Company Affiliated Group (except for those arising after the date of this Agreement that individually or in the aggregate are not reasonably likely to result in a material liability for the Company). Each deficiency resulting from any completed audit or examination relating to taxes by any taxing authority has been timely paid. No issues relating to taxes were raised by the relevant taxing authority during any presently pending audit or examination, and no issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination that could reasonably be expected to recur in a later taxable period, except for issues first raised after the date of this

    Agreement that individually or in the aggregate are not reasonably likely to result in a material liability for the Company. All assessments for taxes due and owing by the Company, any of its subsidiaries or any Company Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. As of the date of this Agreement, no Federal, state or local, domestic or foreign, tax return or report of the Company or any of its subsidiaries or any Company Affiliated Group has ever been under audit or examination by the IRS or other relevant taxing authority. The relevant statute of limitations is closed with respect to the United States Federal tax returns of the Company and its subsidiaries for all years through 1990 and with respect to taxable year 1994.

        (iii) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney (other than powers of attorney authorizing employees of the Company to act on behalf of the Company) with respect to any taxes has been executed or filed with any taxing authority.

        (iv) No Liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory Liens for taxes not yet due and Liens for taxes that the Company or any of its subsidiaries is contesting in good faith through appropriate proceedings and for which adequate reserves have been established.

        (v) None of the Company or any of its subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

        (vi) None of the Company or any of its subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued (for purposes of the financial statements of the Company included in the Filed SEC Documents) in a prior taxable period but was not recognized for tax purposes in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local tax law, domestic or foreign, or for any other reason.

        (vii) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any director, officer or employee of the Company or any of its affiliates who is a "disqualified individual" under any Benefit Plan or other compensation arrangement currently in effect would be characterized as an "excess parachute payment" (as such terms are defined in Section 280G of the Code and in proposed Treasury Regulation Section 1.280G-1).

        (viii) The Company and its subsidiaries have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any foreign Federal laws or any state or local laws, domestic and foreign) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

        (ix) As used in this Agreement, "taxes" shall include all Federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest penalties or additions with respect thereto.

    As used in this Agreement, "Company Affiliated Group" shall mean each group of which the Company or any of its subsidiaries is or has been a member during a period for which the group filed a tax return or report on an affiliated, combined, consolidated or unitary basis.

    (p) TITLE TO PROPERTIES. (i) The Company and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all of its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. All such material assets and properties, other than assets and properties in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company.

        (ii) Each of the Company and its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failures to be in full force and effect that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such material leases, except for failures to do so that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company.

    (q) INTELLECTUAL PROPERTY. (i) Section 3.01(q) of the Company Disclosure Schedule lists all patents, trademarks, tradenames, service marks and registered copyrights and applications therefor, if any, owned by or licensed to the Company or any of its subsidiaries as of the date of this Agreement. The Company has made available to Parent true and correct copies of all material license agreements relating to Intellectual Property to which the Company or any of its subsidiaries is a party as of the date of this Agreement.

        (ii) Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) is not reasonably likely to have a material adverse effect on the Company:

           (A) the Company and each of its subsidiaries owns, or is licensed or otherwise has the right to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted;

           (B) none of the Company or any of its subsidiaries is infringing on or otherwise violating the rights of any person with regard to any copyright owned by, licensed to or otherwise used by the Company or any of its subsidiaries;

           (C) there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened with respect to, and the Company has not been notified of, any possible infringement by the Company or any of its subsidiaries on or other violation of the rights of any person with regard to any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its subsidiaries;

           (D) to the knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by, licensed to and/or otherwise used by the Company or any of its subsidiaries;

           (E) to the knowledge of the Company, none of the former or current members of management or key personnel of the Company or any of its subsidiaries, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of Intellectual Property of the Company or any of its subsidiaries, have a valid claim against the Company or any of its subsidiaries in connection with the involvement of such persons in the conception and development of any computer software or other Intellectual Property of the Company or any of its subsidiaries, and no such claim has been asserted or threatened;

           (F) the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to any right, license or encumbrance relating to, Intellectual Property owned by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries now has or has had any agreement with any third party, or any right of termination, cancellation or acceleration of any material Intellectual Property right or obligation set forth in any agreement to which the Company or any of its subsidiaries is a party, or the loss or encumbrance of any Intellectual Property or benefit related thereto, or result in the creation of any Lien in or upon any Intellectual Property or right, other than under certain contracts and agreements, the material ones of which are set forth on Section 3.01(p) of the Company Disclosure Schedule, that provide for their termination upon a change of control of the Company;

           (G) except in the ordinary course of business consistent with past practice, no licenses or rights have been granted to distribute the source code of, or to use the source code to create Derivative Works (as defined below) of, any product currently marketed by, commercially available from or under development by the Company or any of its subsidiaries for which the Company possesses the source code; and

           (H) the Company and each of its subsidiaries has taken all reasonable and necessary steps to protect their Intellectual Property and their rights thereunder, and to the knowledge of the Company no such rights to Intellectual Property have been lost or are in jeopardy of being lost through failure to act by the Company or any of its subsidiaries.

    As used herein, "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgement, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes hereof, a Derivative Work shall also include any compilation that incorporates such a preexisting work as well as translation from one human language to another and from one type of code to another.

        (iii) For purposes of this Agreement, "Intellectual Property" shall mean trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; computer programs and software (including source code, object code and data), know-how and any other technology; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing; licenses, immunities, covenants not to sue and the like relating to any of the foregoing; and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing.

    (r) BUSINESS COMBINATION CHARTER PROVISION. The approval of the Merger by the Board of Directors of the Company referred to in Section 3.01(d) constitutes approval of the Merger by the Continuing Directors (as defined in the Company's Articles of Incorporation) for purposes of Section 11.2 of such Articles of Incorporation and represents the only action necessary to ensure that such
Section 11.2 does not and will not apply to the execution or delivery of this Agreement or the consummation of the Merger.

    (s) STATE TAKEOVER STATUTES. The approval of the Merger by the Board of Directors of the Company referred to in Section 3.01(d) constitutes approval of the Merger for purposes of ORS 60.835 and represents the only action necessary to ensure that ORS 60.835 does not and will not apply to the execution or delivery of this Agreement or the consummation of the Merger. The consummation of the Merger will not constitute a "control share acquisition" for purposes of ORS 60.801 to ORS 60.816. No other state takeover or similar statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement.

    (t) VOTING REQUIREMENTS. The affirmative vote at the Shareholders Meeting or any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock in favor of approving the Plan of Merger (the "Shareholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement or the consummation of the transactions contemplated by this Agreement.

    (u) BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Morgan Stanley, Dean Witter, Discover & Co., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by the Company in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement will not exceed the fees and expenses set forth in Section 3.01(u) of the Company Disclosure Schedule.

    (v) OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of Morgan Stanley, Dean Witter, Discover & Co., in customary form to the effect that, as of the date hereof, the consideration to be received in the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view, a copy of which opinion has been delivered to Parent.

    (w) RIGHTS AGREEMENT. The Company has taken all actions necessary to ensure that (i) the Rights Agreement and the Rights are and will be inapplicable to Parent and its subsidiaries; (ii) neither Parent nor any of its subsidiaries will be deemed to be an Acquiring Person (as defined in the Rights Agreement);
(iii) neither a Distribution Date nor a Stock Acquisition Date (each as defined in the Rights Agreement) has occurred or will occur and the Rights have not and will not become separable, distributable, unredeemable or exercisable as a result of entering into this Agreement or consummating the Merger or the other transactions contemplated by this Agreement; and (iv) the Rights Agreement will terminate upon the earlier of the Final Expiration Date (as defined in the Rights Plan) and the Effective Time.

    (x) DP APPLICATIONS, INC. (i) ORGANIZATIONAL DOCUMENTS; STOCK OWNERSHIP. The Company has delivered to Parent complete and correct copies of the articles of incorporation and by-laws of DP Applications, Inc., an Oregon corporation ("DP Applications"), as amended to the date hereof. The Company has delivered to Parent a complete and correct list, as of the close of business on July 6,

1999, of all the shareholders of DP Applications and the number of shares (categorized by class and series) of each class of capital stock of DP Applications owned by each shareholder.

        (ii) CONTRACTS WITH THE COMPANY; OBLIGATIONS OF THE COMPANY. As of the date of this Agreement, Section 3.01(x)(ii) of the Company Disclosure Schedule sets forth all Contracts between DP Applications or its subsidiaries, on the one hand, and the Company or its subsidiaries, on the other hand. Neither the Company nor any of its subsidiaries has any material liability or obligation (whether fixed, contingent or otherwise) in respect of any liability or obligation of, or in any way arising out of or in connection with its ownership interest in or any act or omission of, DP Applications or any of its subsidiaries.

    SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub represent and warrant to the Company as follows:

    (a) ORGANIZATION. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept) and has all requisite corporate power and authority to carry on its business as now being conducted.

    (b) AUTHORITY; NONCONTRAVENTION. Parent and Sub have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the certificate of incorporation or by-laws of Parent or similar organizational documents of any subsidiary of Parent (including Sub), (ii) any Contract applicable to Parent or Sub or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form under the HSR Act or any other applicable competition, merger control, antitrust or similar law, (2) the filing of the Articles of Merger with the Oregon Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not impair in any material respect the ability of Parent or Sub to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

    (c) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the Proxy Statement is first mailed to the Company's shareholders or at the time of Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    (d) INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated by this Agreement.

    (e) CAPITAL RESOURCES. Parent has sufficient cash or access to cash to pay the aggregate Merger Consideration.

                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    SECTION 4.01. CONDUCT OF BUSINESS. (a) CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Effective Time, except as consented to in writing by Parent or as specifically contemplated by this Agreement, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use commercially reasonable efforts to comply with all applicable laws, rules and regulations and, to the extent consistent therewith, use commercially reasonable efforts to preserve their assets and technology and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as consented to in writing by Parent or as specifically contemplated by this Agreement, the Company shall not, and shall not permit any of its subsidiaries to:

        (i)(x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock except for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities;

        (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of Stock Options representing in the aggregate up to 250,000 shares of Company Common Stock during any calendar quarter, and in the aggregate up to 750,000 shares of Company Common Stock during the term of this Agreement, in the ordinary course of business consistent with past practice and with an exercise price per share at least equal to the market value of the Company Common Stock on the date of issuance (and with other material terms no more favorable to such employee than the terms of the Stock Options outstanding on the date of this Agreement that were issued under similar circumstances), to any employee of the Company (other than directors and officers of the Company) in connection with the hiring of such employee, the promotion of such employee or a compensation package granted to such employee in an effort to counter what the Company reasonably believes to have been a bona fide offer of employment made to such employee by a third party, (y) the granting of rights that may arise under the ESPP, as the ESPP is in effect on the date of this Agreement or (z) the issuance of shares of Company Common Stock upon the exercise of Stock Options and Warrants in accordance with their terms and pursuant to the ESPP, as the ESPP is in effect on the date of this Agreement);

        (iii) amend its articles of incorporation or by-laws (or similar organizational documents) or take any action to cause or permit DP Applications to amend its articles of incorporation or by-laws;

        (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, joint venture, association or other entity or division thereof or (y) any assets other than inventory, components, raw materials and other immaterial assets in the ordinary course of business consistent with past practice;

        (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of inventory or used equipment in the ordinary course of business consistent with past practice;

        (vi) (x) repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly owned subsidiary of the Company;

        (vii) incur or commit to any capital expenditures, or any obligations or liabilities in connection therewith, in any manner materially inconsistent with the Company's current capital budget, a true and complete copy of which (including all back-up materials) has been provided to Parent prior to the date hereof;

        (viii) pay, discharge, settle or satisfy any claims (including claims of shareholders), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date hereof, of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Filed SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, waive, release, grant or transfer any right of material value other than in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

        (ix) modify, amend or terminate any Contract to which the Company or such subsidiary is a party or waive, release or assign any rights or claims thereunder, in each case in a manner materially adverse to the Company and its subsidiaries, taken as a whole, and, in particular, modify or amend the Aircraft Lease Agreement dated as of October 1, 1996, between the Company and CP Transportation, Inc. to cause the expiration date of such Contract to be later than the expiration date set forth in such Contract on the date of this Agreement (which expiration date is hereby represented and warranted to be October 1, 1999) or, if later, the Effective Time;

        (x) enter into any Contract with the persons listed on Schedule 4.01(x) of the Company Disclosure Schedule;

        (xi) enter into any Contract with DP Applications or any of its subsidiaries, except any Contract relating to joint installation, maintenance and/or service programs with respect to bundled systems and software produced by the Company and DP Applications (provided that the revenue per product unit of DP Applications sold pursuant to any such Contract shall not be greater than the amount DP Applications would be expected to receive if such DP Applications product units were sold separately from any products or services of the Company);

        (xii) enter into any material Contract not otherwise prohibited by any other provision of this Agreement, including any arrangements involving material Intellectual Property; PROVIDED, HOWEVER, that for purposes of this clause (xii), the following shall be deemed not to be material if entered into in the ordinary course of business consistent with past practice: (A) Contracts with users of the Company's or any of its subsidiaries' products or services relating to the sale or license of such products or services,
    (B) Contracts with distributors or resellers of the Company's or any of its subsidiaries' products or services, (C) licenses by the Company or any of its subsidiaries of technology that is included in or with the products of the Company or any of its subsidiaries, (D) Contracts that have aggregate future sums due from the Company or any of its subsidiaries in an amount not to exceed $2,500,000 and that are terminable by the Company or such subsidiary for a cost of less than $250,000, (E) Contracts with third party service providers to provide services to the customers of the Company or any of its subsidiaries, (F) real property leases, real property maintenance Contracts and similar Contracts related to real property leases (provided that each such contract shall be for a period no longer than one year), (G) consulting services Contracts and (H) currency exchange swap agreements, currency exchange cap agreements or currency exchange collar agreements (other than those entered into for speculative purposes);

        (xiii) except as otherwise specifically contemplated by this Agreement or as required to comply with applicable law or any Contract or Benefit Plan existing on the date hereof, (A) pay to any current or former director, officer or employee of the Company any benefit not provided for under any Benefit Plan, other than the payment of cash compensation in the ordinary course of business consistent with past practice, (B) except to the extent expressly permitted under Section 4.01(a)(ii), grant any awards under any Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Contract or Benefit Plan or awards made thereunder), (C) take any action to fund or in any other way secure the payment of compensation or benefits under any Contract or Benefit Plan or (D) take any action to accelerate the vesting or payment of any compensation or benefit under any Benefit Plan;

        (xiv) except as otherwise specifically contemplated by this Agreement, take any action that would or is reasonably likely to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality or material adverse effect becoming untrue (as so qualified), (B) any such representation and warranty that is not so qualified becoming untrue in any material respect or (C) any condition to the Merger set forth in Article VI not being satisfied; or

        (xv) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

    (b) CERTAIN TAX MATTERS. During the period from the date of this Agreement to the Effective Time, (i) the Company and each of its subsidiaries shall timely file all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other material tax returns and reports ("Post-Signing Returns") required to be filed by each such entity (after taking into account any extensions); (ii) the Company and each of its subsidiaries will timely pay all taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company or any of its subsidiaries for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company and each of its subsidiaries will promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its subsidiaries in respect of any tax where there is a reasonable possibility of a determination or decision that is reasonably likely to have a material adverse effect on the Company's or any of its subsidiaries' tax liabilities or tax attributes and will not settle or compromise any such Action without Parent's consent; and (v) none of the Company or any of its subsidiaries will make or change any material tax election without Parent's consent, which consent shall not be unreasonably withheld.

    (c) ADVICE OF CHANGES; FILINGS. The Company shall confer with Parent at the times that Parent shall reasonably request (which is expected to be on a regular and frequent basis) to report on operational matters and other matters requested by Parent, other than patent applications. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

    SECTION 4.02. NO SOLICITATION. (a) The Company shall not, nor shall it permit any of its subsidiaries to, or authorize or permit any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal (as defined below) or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any Takeover Proposal; PROVIDED, HOWEVER, that if, at any time prior to obtaining the Shareholder Approval, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company and its representatives may, in response to a Superior Proposal (as defined in Section 4.02(b)) that was unsolicited and that did not otherwise result from a breach of this Section 4.02(a), and subject to compliance with Section 4.02(c), (x) furnish information with respect to the Company and its subsidiaries to any person making such Superior Proposal (and its representatives) pursuant to a customary confidentiality agreement (which confidentiality agreement contains terms that are equivalent to, and in no respect less favorable to the Company than, the terms of the Confidentiality Agreement dated June 25, 1999, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement")) and (y) participate in discussions or negotiations with the person making such Superior Proposal (and its representatives) regarding such Superior Proposal; and PROVIDED FURTHER that if the Company has received an unsolicited Takeover Proposal which (i) specifies consideration with a higher value than the consideration payable in the Merger, (ii) does not contain any term or condition that would result in such Takeover Proposal failing any of the criteria for a Superior Proposal set forth in the definition thereof and (iii) the Board of Directors of the Company determines in good faith that such Takeover Proposal might constitute a Superior Proposal but cannot definitively make such determination without obtaining certain additional information relating to such Takeover Proposal or the person making such Takeover Proposal, then such Board of Directors may send a written communication to such person requesting such additional information (and only such additional information) as is necessary for such Board of Directors to make such determination. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.02(a) by the Company.

    For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, (i) any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the total revenue, operating income or assets of the Company and its subsidiaries, taken as a whole, or 20% or more of the outstanding shares of Company Common Stock or of any class of capital stock or other equity or voting interests in any of its subsidiaries, (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the voting power of Company Common Stock or
(iii) any merger, consolidation, share exchange (as defined in ORS 60.484), business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

    (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Sub, the adoption, approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger,
(ii) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Takeover Proposal or (iii) cause or agree to cause the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (each, an "Acquisition Agreement") constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a) entered into under the circumstances referred to in such Section 4.02(a)). Notwithstanding the foregoing, if, at any time prior to obtaining the Shareholder Approval, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Board of Directors of the Company may, in response to a Superior Proposal that was unsolicited and that did not otherwise result from a breach of Section 4.02(a), cause the Company to terminate this Agreement if, and only if, the Company shall concurrently with such termination enter into a definitive Acquisition Agreement containing the terms of a Superior Proposal; PROVIDED, HOWEVER, that the Company shall not terminate this Agreement pursuant to this Section 4.02(b), and any purported termination pursuant to this Section 4.02(b) shall be void and of no force or effect, unless the Company shall have complied with all the provisions of this Section 4.02, including the notification provisions in this Section 4.02, and with all applicable requirements of Section 5.06(b), including the payment of the Termination Fee (as defined in Section 5.06(b)) prior to such termination; and PROVIDED FURTHER, HOWEVER, that the Company shall not exercise its right to terminate this Agreement pursuant to Section 4.02(b) until after the fifth business day (the "Match Period Expiration Date") following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors of the Company has received a Superior Proposal and that such Board of Directors will, subject to any action taken by Parent pursuant to this sentence, cause the Company to accept such Superior Proposal, specifying the material terms and conditions of the Superior Proposal and identifying the person making such Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of a Superior Proposal shall require an additional Notice of Superior Proposal and, if the Match Period Expiration Date would otherwise occur less than two business days from the date of such Notice of Superior Proposal relating to such amendment, the Match Period Expiration Date shall be extended until two business days after the receipt of such Notice of Superior Proposal).

    For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party which would result in such third party (or in the case of a direct merger between such third party and the Company, the shareholders of such third party) acquiring, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange (as defined in ORS 60.484), business combination, share purchase, asset purchase, recapitalization, liquidation, dissolution or similar transaction, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities that the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to have a higher value than the consideration payable in the Merger and which proposal is determined in good faith by the Board of Directors of the Company to be more favorable to the Company's shareholders than the Merger, in each case taking into account any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal or otherwise.

    (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 4.02, the Company promptly shall advise Parent orally and in writing of any request for information that the Company reasonably believes could lead to a Takeover Proposal or of any Takeover Proposal, or any inquiry the Company reasonably believes could lead to any Takeover Proposal, the terms and conditions of such request, Takeover Proposal or inquiry, including any subsequent amendment or other modification to such terms and conditions, and the identity of the person making any such request, Takeover Proposal or inquiry. On a daily basis, the Company will confer with Parent regarding (i) the progress of negotiations concerning any Takeover Proposal, the material resolved and unresolved issues related thereto and any other matters identified with reasonable specificity by Parent and (ii) the material details (including material amendments or proposed amendments as to price and other material terms) of any such request, Takeover Proposal or inquiry.

    (d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or
(ii) making any disclosure to the Company's shareholders if, in the good faith judgment of a majority of the members of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable laws; PROVIDED that none of the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or publicly propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal (it being understood that disclosure of the delivery of a Notice of Superior Proposal (as contemplated by Section 4.02(b)) shall not violate this Section 4.02(d) or any other provision of this Agreement).

    SECTION 4.03. CONDUCT BY PARENT. During the period from the date of this Agreement to the Effective Time, except as consented to in writing by the Company or as specifically contemplated by this Agreement, Parent shall not, and shall not permit any of its subsidiaries to, take any action that would or is reasonably likely to result in (i) any representation and warranty of Parent set forth in this Agreement that is qualified as to materiality becoming untrue,
(ii) any such representation and warranty that is not so qualified becoming untrue in any material respect or (iii) any condition to the Merger set forth in
Article VI not being satisfied.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    SECTION 5.01.  PREPARATION OF THE PROXY STATEMENT; SHAREHOLDERS
MEETING. (a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement and the Company shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable following the date of this Agreement. Parent shall furnish to the Company all information concerning itself as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review, comment on and approve such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent and (iii) and shall not file or mail such document or respond to the SEC prior to receiving Parent's approval, which approval shall not be unreasonably withheld or delayed.

    (b) The Company shall, as promptly as practicable following the date of this Agreement, establish a record date (which will be as promptly as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of obtaining the Shareholder Approval. The Company shall, through its Board of Directors, recommend to its shareholders that they approve this Agreement, and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

    SECTION 5.02. ACCESS TO INFORMATION; CONFIDENTIALITY. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, investment bankers, attorneys, accountants and other advisors and representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, books, contracts, commitments, directors, officers, attorneys, accountants, auditors (and, to the extent within the Company's control, former auditors), other advisors and representatives and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, make available to Parent (a) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of Federal, state, local or foreign laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request (including the work papers of Deloitte & Touche LLP and PriceWaterhouseCoopers LLP); PROVIDED, HOWEVER, that the foregoing shall not entitle Parent or its officers, employees, investment bankers, attorneys, accountants or other advisors and representatives to have access to any patent application of the Company or any of its subsidiaries. Except as required by law, Parent will hold, and will direct its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

    SECTION 5.03. REASONABLE BEST EFFORTS; NOTIFICATION. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using its reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any), (iii) the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity and (iv) the obtaining of all necessary consents, approvals or waivers from third parties. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, use its reasonable best efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the other transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any party hereto be obligated to
(A) agree to, or proffer to, divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of any business of Parent, the Company or any of their respective subsidiaries or (B) litigate any suit, claim, action, investigation or proceeding, whether judicial or administrative, (1) challenging or seeking to restrain or prohibit the consummation of the Merger; (2) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective affiliates of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Merger; or (3) seeking to prohibit Parent or any of its affiliates from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its subsidiaries. The Company and Parent will provide such assistance, information and cooperation to each other as is reasonably required to obtain any such nonactions, waivers, consents, approvals, orders and authorizations and, in connection therewith, will notify the other person promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with such Governmental Entity and will supply the other person with copies of all correspondence between such person or any of its representatives, on the one hand, and any Governmental Entity, on the other hand.

    (b) The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    (c) Parent shall give prompt notice to the Company of any representation or warranty made by it or Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) would not be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    (d) Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, it being understood and agreed that this Section 5.03(d) shall not give Parent the right to direct such defense.

    SECTION 5.04. STOCK OPTIONS. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions (if any) as may be required to effect the following:

        (i) each Stock Option outstanding immediately prior to the Effective Time shall be converted into an option to acquire, on the same terms and conditions as were applicable under the Stock Option, the number of shares of Parent common stock, par value $0.50 per share ("Parent Common Stock") (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Stock Option by a fraction (the "Option Exchange Ratio"), the numerator of which is the Merger Consideration and the denominator of which is the average closing price of Parent Common Stock on the New York

    Stock Exchange Composite Transactions Tape on the ten trading days immediately preceding the date on which the Effective Time occurs at an exercise price per share of Parent Common Stock equal to (1) the per share exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (2) the Option Exchange Ratio (each, as so adjusted, an "Adjusted Option"), PROVIDED that such exercise price shall be rounded up to the nearest whole cent; PROVIDED, HOWEVER, that
    (x) each holder of a Stock Option issued under the 1989 Stock Incentive Plan or the 1995 Stock Incentive Plan may, for a period of 30 days following the receipt of Shareholder Approval, elect to receive a cash payment in cancellation of such Stock Option in accordance with the terms of such Company Stock Plan and (y) each holder of a Stock Option issued under the 1987 Employee Stock Option Plan, the 1996 Stock Option Plan or the 1997 Stock Option Plan may elect to have any Stock Option owned by such holder converted immediately following the Effect Time into the right to receive an amount of cash equal to (1) the product of (x) the number of shares of Company Common Stock subject to such Stock Option and (y) the Merger Consideration, minus (2) the product of (x) the number of shares of Company Common Stock subject to such Stock Option and (y) the per share exercise price of such Stock Option; and

        (ii) make such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger.

    (b) The adjustments provided herein with respect to any Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

    (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that all obligations of the Company under the Company Stock Plans, including with respect to Stock Options outstanding at the Effective Time, shall be obligations of Parent following the Effective Time.

    (d) Prior to the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) as long as any Adjusted Options may remain outstanding.

    (e) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Stock Options and that such Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments and vesting acceleration required by this Section 5.04 after giving effect to the Merger).

    (f) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and the Federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

    SECTION 5.05. INDEMNIFICATION, EXCULPATION AND INSURANCE. (a) Parent and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective articles of incorporation or by-laws (or comparable organizational documents) and any indemnification or other agreements of the Company as in effect on the date hereof shall be assumed by the Surviving

Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

    (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.05.

    (c) For six years after the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance covering each person currently covered by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; PROVIDED that Parent may substitute therefor policies of a reputable insurance company the material terms of which, including coverage and amount, are no less favorable to such directors and officers than the insurance coverage otherwise required under this Section 5.05(c); PROVIDED HOWEVER, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 5.05(c) in excess of 150% of the amount of the aggregate premiums paid by the Company in 1998 on an annualized basis for such purpose (which 1998 annualized premiums are hereby represented and warranted by the Company to be $192,000), PROVIDED that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 150% amount.

    (d) The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

    SECTION 5.06. FEES AND EXPENSES. (a) All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

    (b) In the event that (i) (A) a Takeover Proposal shall have been made known to the Company or has been made directly to its shareholders or any person has announced an intention (whether or not conditional) to make a Takeover Proposal,
(B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) (but only if the Shareholders Meeting has not been held by the date that is five business days prior to the date of such termination) or 7.01(b)(iii) and (C) within 12 months after such termination, the Company or any of its subsidiaries enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal (solely for purposes of this Section 5.06(b)(i)(C), the term "Takeover Proposal" shall have the meaning set forth in clauses (i), (ii) and (iii) of such definition in Section 4.02(a) except that (I) all references to 20% shall be deemed references to 40%, (II) the reference in such definition to capital stock or other voting or equity interests of the subsidiaries of the Company shall be disregarded and (III) the reference to subsidiaries in clause (iii) of such definition shall be disregarded except with respect to transactions including subsidiaries which would have any of the effects set forth in clause (i) of such definition), (ii) this Agreement is terminated by the Company pursuant to Section 4.02(b) or (iii) this Agreement is terminated by Parent pursuant to Section 7.01(c), then the Company shall pay Parent a fee equal to $25 million (the "Termination Fee") by wire transfer of same day funds (1) in the case of a termination pursuant to
Section 4.02(b), prior to such termination, (2) in the case of a termination pursuant to Section 7.01(c), within two days after such termination and (3) in the case of a payment as a result of any event referred to in Section 5.06(b)(i)(C), upon the first to occur of such events. The Company acknowledges that the agreements contained in this Section 5.06(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 5.06(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 5.06(b), the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 5.06(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

    SECTION 5.07. BENEFITS MATTERS. (a) The Company shall take all necessary actions so that as of the Effective Time, no former or current director, officer or employee of DP Applications, in his or her capacity as such, shall be entitled actively to participate in any employee welfare benefit plan, employee pension benefit plan or other Benefit Plan of the Company.

    (b) Following the Effective Time, the Surviving Corporation shall honor, or cause to be honored, all obligations under employment agreements and Benefit Plans of the Company in accordance with the terms thereof. Nothing herein shall be construed to prohibit the Surviving Corporation from amending or terminating such agreements and Benefit Plans in accordance with the terms thereof and with applicable law.

    (c) The Company shall amend the ESPP on the date of this Agreement to provide that (i) participation in the ESPP shall be limited to those employees who were participants on June 9, 1999, (ii) such participants may not increase their payroll deductions or purchase elections from those in effect on June 9, 1999, (iii) no offering periods shall be commenced after the date of this Agreement, (iv) an additional Purchase Date (as defined in the ESPP) shall be set by the Board of Directors of the Company, which additional Purchase Date shall be the trading day immediately prior to the day on which the Effective Time shall occur (the "Final Purchase Date") and (v) immediately following the purchase of Company Common Stock on the Final Purchase Date, the ESPP shall terminate.

    SECTION 5.08. PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company, on the other hand, will, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

    SECTION 5.09. RIGHTS AGREEMENT. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.01(w)) reasonably requested in writing by Parent in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement to the extent provided herein. Except as provided above with respect to the Merger and the other transactions contemplated hereby, the Board of Directors of the Company shall not, without the written consent of Parent (a) amend the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the rights or any action to facilitate a Takeover Proposal.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    SECTION 6.01.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) SHAREHOLDER APPROVAL. The Shareholder Approval shall have been obtained.

        (b) ANTITRUST. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act or any other applicable competition, merger control, antitrust or similar law shall have been terminated or shall have expired.

        (c) NO INJUNCTIONS OR LEGAL RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") which has the effect of preventing the consummation of the Merger shall be in effect.

    SECTION 6.02. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein that are qualified as to materiality shall be true and correct (as so qualified), and the representations and warranties of the Company contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

        (c) NO LITIGATION. There shall not be pending any suit, action or proceeding brought by any Governmental Entity, or any suit, action or proceeding with a reasonable possibility of success brought by any other third party (in the case of any such other third party, excluding suits, actions and proceedings based upon state law fiduciary duty claims related to the transactions contemplated by this Agreement), (i) challenging or seeking to restrain or prohibit the consummation of the Merger; or (ii) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective affiliates of a material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Merger; or (iii) seeking to prohibit Parent or any of its affiliates from effectively controlling in any material respect a substantial portion of the business or operations of the Company or its subsidiaries.

        (d) LEGAL RESTRAINT. No Legal Restraint that could reasonably be expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iii) of paragraph (c) of this Section 6.02 shall be in effect.

        (e) CONSENTS. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company shall have obtained (i) all material consents, approvals, authorizations, qualifications and orders of all Governmental Entities legally required to effect the Merger, (ii) all other consents, approvals, authorizations, qualifications and orders of Governmental Entities or third parties required in connection with this Agreement and the transactions contemplated by this Agreement, except, in the case of this clause (ii), for those the failure of which to be obtained individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company, and (iii) the consents, approvals and waivers referred to on Schedule 6.02(e) of the Company Disclosure Schedule.

        (f)  WARRANTS.  The Company shall have no Warrants outstanding.

    SECTION 6.03. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub contained herein that are qualified as to materiality shall be true and correct (as so qualified), and the representations and warranties of Parent contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

    SECTION 6.04. FRUSTRATION OF CLOSING CONDITIONS. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.01. TERMINATION. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Shareholder Approval has been obtained:

    (a) by mutual written consent of Parent, Sub and the Company;

    (b) by either Parent or the Company:

        (i) if the Merger shall not have been consummated by April 30, 2000 for any reason; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

        (ii) if any Legal Restraint having the effect set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

        (iii) if the Shareholder Approval shall not have been obtained at the Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

    (c) by Parent if the Board of Directors of the Company or any committee thereof shall have failed to reconfirm its recommendation referred to in Section 5.01(b) within ten business days (a "Reconfirmation Period") after a written request to do so, PROVIDED that such request is made following the making of a Takeover Proposal; and PROVIDED, FURTHER, that if during such Reconfirmation Period the Company delivers to Parent a Notice of Superior Proposal, then such Reconfirmation Period shall not expire prior to the Match Period Expiration Date (including any extension thereof) related to such Notice of Superior Proposal.

    (d) by Parent (i) if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b), and (B) has not been or is incapable of being cured by the Company within 30 business days after its receipt of written notice thereof from Parent; or (ii) if any Legal Restraint having any of the effects referred to in clauses (i) through (iii) of
Section 6.02(c) shall be in effect and shall have become final and nonapplicable;

    (e) by the Company, if Parent shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b), and (ii) has not been or is incapable of being cured by Parent within 30 business days after its receipt of written notice thereof from the Company;

    (f) by the Company, in accordance with, and subject to the terms and conditions of, Section 4.02(b).

    SECTION 7.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(u), the last sentence of Section 5.02, Section 5.06, this Section 7.02 and Article VIII and except to the extent that such termination results from a willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

    SECTION 7.03. AMENDMENT. This Agreement may be amended by the parties hereto at any time, whether before or after the Shareholder Approval has been obtained; PROVIDED, HOWEVER, that after the Shareholder Approval has been obtained, there shall be made no amendment that by law requires further approval by shareholders of the parties without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 7.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after the Shareholder Approval has been obtained, there shall be made no waiver that by law requires further approval by shareholders of the parties without the further approval of such shareholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this

Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION 8.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    SECTION 8.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       if to Parent or Sub, to:

           International Business Machines Corporation
           New Orchard Road
           Armonk, NY 10504

           Attention: Mr. Lee A. Dayton

           with a copy to:

           Cravath, Swaine & Moore
           Worldwide Plaza
           825 Eighth Avenue
           New York, NY 10019

           Attention: Allen Finkelson, Esq.
                    Scott A. Barshay, Esq.

       if to the Company, to:

           Sequent Computer Systems, Inc.
           15450 S.W. Koll Parkway
           Beaverton, OR 97006

           Attention: Mr. Robert S. Gregg

           with a copy to:

           Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, CA 94304

           Attention: Larry Sonsini, Esq.

    SECTION 8.03.  DEFINITIONS.  For purposes of this Agreement:

        (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

        (b) as it relates to the Company, "knowledge" means, with respect to any matter in question, that any of the chief executive officer, chief financial officer or any other executive officer of the Company has actual knowledge of such matter.

        (c) "material adverse effect" means any state of facts, change, development, effect or occurrence that is materially adverse to the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, other than any state of facts, change, effect or occurrence principally attributable to (i) the economy in general or the Company's industry in general and not specifically relating to the Company or any of its Subsidiaries (ii) any securities class action litigation against the Company arising out of the transactions contemplated hereby or (iii) a shortfall in the revenues of the Company and its subsidiaries, taken as a whole, that results from delays of customer orders attributable to the announcement of the Merger;

        (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

        (e) a "subsidiary" of any person means another person of which more than 50% of any class of capital stock, voting securities or other equity interests are owned or controlled, directly or indirectly, by such first person; PROVIDED, HOWEVER, that, for purposes of this Agreement, DP Applications shall not be a subsidiary of Parent.

    SECTION 8.04. INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    SECTION 8.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 8.06. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.05, are not intended to confer upon any person other than the parties hereto any rights or remedies.

    SECTION 8.07. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of the State of Oregon are mandatorily applicable to the Merger.

    SECTION 8.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

    SECTION 8.09. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the partes shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or the State of Oregon or in any New York state court or any Oregon state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of New York or the State of Oregon or of any New York state court or any Oregon state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of New York or the State of Oregon or a New York state court or an Oregon state court.

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES
  CORPORATION,

By    LEE A. DAYTON
      -------------------------
      Name: Lee A. Dayton
      Title: Vice President,
      Corporate Development and
      Real Estate

PATHFINDER ACQUISITION CORP.,

By    LEE A. DAYTON
      -------------------------
      Name: Lee A. Dayton
      Title: Vice President,
      Corporate Development and
      Real Estate

SEQUENT COMPUTER SYSTEMS, INC.,

By    KARL C. POWELL, JR.
      -------------------------
      Name: Karl C. Powell, Jr.
      Title: Chairman and Chief
      Executive Officer

                                   EXHIBIT A
                                 PLAN OF MERGER
                                       OF
                          PATHFINDER ACQUISITION CORP.
                  WITH AND INTO SEQUENT COMPUTER SYSTEMS, INC.

    1. PARTIES.

        (a) The name of the surviving corporation is Sequent Computer Systems, Inc., an Oregon corporation ("Sequent").

        (b) The name of the corporation merging with and into the surviving corporation is Pathfinder Acquisition Corp., an Oregon corporation ("PAC").

    2. THE MERGER. The Merger (as defined below) shall become effective when this Plan of Merger and Articles of Merger are filed with the Secretary of State of the State of Oregon (the "Effective Time"). In accordance with the provisions of this Plan of Merger and the applicable provisions of the Oregon Business Corporation Act, PAC shall be merged with and into Sequent (the "Merger"), and Sequent shall continue as the surviving corporation (the "Surviving Corporation"). Thereupon the separate corporate existence of PAC shall cease, and the Surviving Corporation shall continue in existence under the laws of the State of Oregon. The Merger shall have the effects set forth in ORS 60.497.

    3. CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Common Stock, par value $0.01 per share, of Sequent (together with the associated rights to purchase shares of Series A Preferred Stock issued pursuant to the Rights Agreement dated as of April 14, 1998 between Sequent and ChaseMellon Shareholder Services L.L.C., the "Sequent Common Stock"), or any shares of capital stock of PAC:

        (a) CAPITAL STOCK OF PAC. Each issued and outstanding share of common stock of PAC shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

        (b) CANCELLATION OF TREASURY STOCK AND OTHER STOCK. All shares of Sequent Common Stock that are owned by Sequent, as treasury stock, International Business Machines Corporation or PAC immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

        (c) CONVERSION OF SEQUENT COMMON STOCK. Each share of Sequent Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3(b) of this Plan of Merger) shall be converted into the right to receive $18 in cash, without interest (the "Merger Consideration"). At the Effective Time all such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The right of any holder of any share of Sequent Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

    4. ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING COMPANY. (a) The Articles of Incorporation of PAC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of the corporation (hereinafter called the

"Corporation") is Sequent Computer Corporation." A copy of the Articles of Incorporation, as amended, of the Surviving Corporation is attached as Exhibit 1.

        (b) The Bylaws of PAC as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    5. DIRECTORS. The directors of PAC immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    6. OFFICERS. The officers of the PAC immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                                                       EXHIBIT 1

                          ARTICLES OF INCORPORATION OF
              SEQUENT COMPUTER SYSTEMS, INC., AS AMENDED FOLLOWING
          MERGER OF PATHFINDER ACQUISITION CORP. INTO SEQUENT COMPUTER
                                 SYSTEMS, INC.

                                   ARTICLE I
                                      NAME

    The name of the corporation (hereinafter called the "corporation") is Sequent Computer Systems, Inc.

                                   ARTICLE II
                                     SHARES

    The total number of shares of stock which the corporation shall have authority to issue is 1,000, with a par value of $.01 per share. All such shares are of one class, Common Stock, and shall have identical rights and privileges in every respect.

                                  ARTICLE III
                          REGISTERED OFFICE AND AGENT

    The address including street and number of the initial registered office of the corporation in the State of Oregon is: 3500 U.S. Bancorp Tower, 111 SW Fifth Avenue, Portland, Oregon 97204-3699; and the name of the initial registered agent of the corporation at such address is MN Service Corporation (Oregon).

                                   ARTICLE IV
                                  INCORPORATOR

    The name and the mailing address of the incorporator are as follows:

NAME                                  MAILING ADDRESS
------------------------------------  ------------------------------------

Michael E. Arthur                     3500 U.S. Bancorp Tower
                                      111 SW Fifth Avenue
                                      Portland, Oregon 97204-3699

                                   ARTICLE V
                                    NOTICES

    The address to which notices, as required by the Oregon Business Corporation Act, may be mailed until the principal office of the corporation has been designated by the corporation in its annual report is:

               3500 U.S. Bancorp Tower
               111 SW Fifth Avenue
               Portland, Oregon 97204-3699

                                   ARTICLE VI
                              PURPOSES AND POWERS

    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Oregon Business Corporation Act.

                                  ARTICLE VII
                            ELIMINATION OF LIABILITY

    Directors of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for conduct as directors except to the extent that the Oregon Business Corporation Act, as it now exists or may hereafter be amended, prohibits elimination or limitation of director liability. No repeal or amendment of this article or of the Oregon Business Corporation Act shall adversely affect any right or protection of a director for actions or omissions prior to the repeal or amendment.

                                  ARTICLE VIII
                                INDEMNIFICATION

    The corporation shall indemnify each of its directors to the fullest extent permissible under the Oregon Business Corporation Act, as the same exists or may hereafter be amended, against all expense, liability, and loss (including, without limitation, attorneys' fees) incurred or suffered by such person by reason of or arising from the fact that such person is or was a director of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, trustee, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators. The corporation may, by action of the board of directors, provide indemnification to officers, employees, and agents of the corporation who are not directors with the same scope and effect as the indemnification provided in this Article to directors. The indemnification provided in this Article shall not be exclusive of any other rights to which any person may be entitled under any statute, bylaw, agreement, resolution of shareholders or directors, contract or otherwise.

                                   ARTICLE IX
                                   AMENDMENT

    From time to time any of the provisions of these Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Oregon at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article NINTH.

                                                                      APPENDIX B

MORGAN STANLEY DEAN WITTER

                                                    2725 SAND HILL ROAD
                                                    BUILDING C--SUITE 200
                                                          MENLO PARK, CALIFORNIA
                                                                           94025
                                                    (650) 234-5500

                                                                   July 11, 1999

Board of Directors
Sequent Computer Systems, Inc.
15450 S.W. Koll Parkway
Beaverton, OR 97006-6063

Members of the Board:

    We understand that Sequent Computer Systems, Inc. ("Sequent" or the "Company"), International Business Machines Corporation ("IBM") and Acquisition Inc., a wholly owned subsidiary of IBM ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger substantially in the form of the draft, dated July 10, 1999 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into Sequent, and Sequent will be the surviving corporation and become a wholly owned subsidiary of IBM. Pursuant to the Merger, each outstanding share of common stock, par value $0.01 per share (the "Common Stock") of Sequent (together with the associated Rights (as defined in the Merger Agreement)), other than shares held in treasury or held by IBM or Acquisition Sub or as to which dissenters' rights have been perfected, will be converted into the right to receive $18 per share in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

    You have asked for our opinion as to whether the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to holders of shares of Common Stock.

    For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other business and financial information of Sequent;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning Sequent prepared by the management of Sequent;

   (iii) analyzed certain financial projections prepared by the management of Sequent;

    (iv) discussed the past and current operations and financial condition and the prospects of Sequent, including information relating to certain strategic, financial and operational benefits anticipated from the Merger with senior executives of Sequent;

    (v)  reviewed the reported prices and trading activity for the Common Stock;

    (vi) compared the financial performance of Sequent and the prices and trading activity of the Common Stock with that of certain other publicly-traded companies comparable with Sequent and their securities;

   (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

                                                      MORGAN STANLEY DEAN WITTER
Board of Directors
July 11, 1999
Page 2

  (viii) participated in discussions and negotiations among representatives of Sequent and IBM and their financial and legal advisors;

    (ix) reviewed the draft Merger Agreement and certain related documents;

    (x) performed such other analyses and considered such other factors as we have deemed appropriate.

    We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by Sequent for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Sequent. We have relied upon, without independent verification, the assessment by the management of Sequent of the strategic and other benefits resulting from the Merger. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving Sequent or any of its assets, although we have in the course of our engagement provided advice to Sequent in connection with certain other strategic alternatives with parties other than IBM.

    We have acted as financial advisor to the Board of Directors of Sequent in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Sequent and IBM and have received fees for the rendering of these services. In the ordinary course of business, we may actively trade the securities of Sequent and IBM for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    It is understood that this letter is for the information of the Board of Directors of Sequent and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Sequent with the Security and Exchange Commission in respect of the Merger. In addition, we express no recommendation or opinion as to how the holders of Common Stock should vote at any shareholder meeting of Sequent held in connection with the Merger.

    Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to holders of shares of Common Stock.

                              Very truly yours,

                              MORGAN STANLEY & CO.
                              INCORPORATED

                              By:   /s/ MARK S. MENELL
                                    -------------------------
                                    Mark S. Menell
                                      Principal

                                     PROXY
                         SEQUENT COMPUTER SYSTEMS INC.
                      SPECIAL MEETING, SEPTEMBER 24, 1999
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned, revoking all prior proxies, hereby appoints Karl C. Powell, Jr., John McAdam and Robert S. Gregg, and each of them, proxies with the power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the special meeting of stockholders of Sequent Computer Systems, Inc. ("Sequent") on September 24, 1999 and any adjournment thereof, with all powers that the undersigned would possess if personally present with respect to the following.

        The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the approval of the Plan of Merger and the transactions contemplated thereby. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

                (Continued and to be signed on the other side.)

                         Sequent Computer Systems, Inc.
                            15450 S.W. Koll Parkway
                             Beaverton, Oregon 97006

                                                         Please mark
                                                         your votes as
                                                         indicated in
                                                         this example   /X/




Proposal to approve the Agreement and Plan of Merger, Dated as of July 11, 1999 among Sequent, International Business Machines Corporation and Pathfinder Acquisition Corp. and the transactions contemplated thereby.

                FOR / /       AGAINST / /      ABSTAIN / /


Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself-the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of Sequent are held in "street name" by a brokerage house, only the brokerage house, at the instructions of the client, may vote or appoint a proxy to vote the shares.

The Special Meeting of the Shareholders of Sequent, will be held on September 24, 1999 at 9:00 a.m., Pacific Time at 15450 S.W. Koll Parkway, Beaverton, Oregon.





Please sign exactly as name(s) appear on the stock certificate, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer and a partnership must sign its name by a partner or other authorized person.

Signature or Signatures                                   Date:           , 1999
                       ---------------------------------       -----------
Please sign, date and return this proxy in the enclosed postage paid envelope.

                           FOLD AND DETACH HERE

                                     PROXY
                         SEQUENT COMPUTER SYSTEMS INC.
                      SPECIAL MEETING, SEPTEMBER 24, 1999
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned, revoking all prior proxies, hereby authorizes and instructs the Trustee of the Sequent Computer Systems, Inc. 401(k) Plan to represent and vote, all shares of Common Stock of Sequent Computer Systems, Inc. which the undersigned would be entitled to vote at the special meeting of stockholders of Sequent Computer Systems, Inc. ("Sequent") on September 24, 1999 and any adjournment thereof, with all powers that the undersigned would possess if personally present with respect to the following.

        The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the approval of the Plan of Merger and the transactions contemplated thereby. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

(Continued and to be signed on the other side.)

                Sequent Computer Systems, Inc.
                15450 S.W. Koll Parkway
                Beaverton, Oregon 97006

                                                   Please mark
                                                   your votes as
                                                   indicated in
                                                   this example    /X/

Proposal to approve the Agreement and Plan of Merger, Dated as of July 11, 1999 among Sequent, International Business Machines Corporation and Pathfinder Acquisition Corp. and the transactions contemplated thereby.

              FOR  /  /        AGAINST  /  /       ABSTAIN  /  /

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself-the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of Sequent are held in "street name" by a brokerage house, only the brokerage house, at the instructions of the client, may vote or appoint a proxy to vote the shares.

The Special Meeting of the Shareholders of Sequent, will be held on September 24, 1999 at 9:00 a.m., Pacific Time at 15450 S.W. Koll Parkway, Beaverton, Oregon.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED HEREON. BUT IF NO SPECIFICATION IS MADE, THE TRUSTEE WILL VOTE ALL OF THE SHARES FOR WHICH YOU ARE ENTITLED TO PROVIDE INSTRUCTION IN THE SAME PROPORTION AS SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED. THE TRUSTEE MAY VOTE ACCORDING TO ITS DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name(s) appear on the stock certificate, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer and a partnership must sign its name by a partner or other authorized person.

Signature or Signatures ____________________________  Date:___________ , 1999
Please sign, date and return this proxy in the enclosed postage paid envelope.


                           FOLD AND DETACH HERE